                                                                    EXHIBIT 10.1


                                CREDIT AGREEMENT

                                 By and Between

                      HIGH VOLTAGE ENGINEERING CORPORATION

                                  As Borrower,

                                       and

                               FLEET NATIONAL BANK

                                    As Lender


                           Dated as of August 8, 1997

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1.  DEFINITIONS AND ACCOUNTING TERMS...................................1
        Section 1.01  Definitions..............................................1
        Section 1.02  Accounting Terms.........................................9
        Section 1.03  Terms Defined Elsewhere..................................9

ARTICLE 2.  THE CREDIT........................................................10
        Section 2.01  The Revolving Credit....................................10
        Section 2.02  Borrowing Base..........................................10
        Section 2.03  Requests for Advances...................................13
        Section 2.04  Unused Fee..............................................14
        Section 2.05  Interest on Advances....................................14
        Section 2.06  Additional Interest Payments............................15
        Section 2.07  Computation of Interest and Fees........................15
        Section 2.08  Yield Protection........................................15
        Section 2.09  Lender Certificates; Survival of Indemnity..............17
        Section 2.10  Availability of Rate Options; LIBOR Rate Advance
                        Protection............................................17
        Section 2.11  Reliance on Representations and Actions of Borrower.....18
        Section 2.12  Letters of Credit.......................................18
        Section 2.13  Foreign Exchange Contracts..............................19
        Section 2.14  Prepayment Fee..........................................20

ARTICLE 3.  CONDITIONS OF LENDING.............................................20
        Section 3.01  Conditions to Funding...................................20
        Section 3.02  Conditions to each Advance..............................23

ARTICLE 4.  PAYMENT AND REPAYMENT.............................................24
        Section 4.01  Mandatory Prepayment....................................24
        Section 4.02  Voluntary Prepayment....................................24
        Section 4.03  Notice of Prepayment; Payment and Interest Cutoff.......24
        Section 4.04  Method of Payment.......................................24

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES....................................24
        Section 5.01  Corporate Existence, Good Standing, Etc.................24
        Section 5.02  Principal Place of Business; Location of Records........25
        Section 5.03  Qualification...........................................25
        Section 5.04  Guarantors..............................................25
        Section 5.05  Corporate Power.........................................25
        Section 5.06  Valid and Binding Obligations...........................26
        Section 5.07  Other Agreements........................................26
        Section 5.08  Payment of Taxes........................................27


                                       (i)

                                                                            Page
                                                                            ----

        Section 5.09  Financial Statements....................................27
        Section 5.10  Stock...................................................27
        Section 5.11  Changes in Condition....................................27
        Section 5.12  Title to Real Property..................................27
        Section 5.13  Title to Personal Property..............................28
        Section 5.14  Patents; Trademarks; Etc................................28
        Section 5.15  Litigation..............................................28
        Section 5.16  Compliance with Laws and Contracts, Etc.................29
        Section 5.17  Pension Plans; Employees and Benefits...................30
        Section 5.18  Outstanding Borrowed Funds Indebtedness.................30
        Section 5.19  Employment Practices....................................30
        Section 5.20  Regulation U............................................31

ARTICLE 6.  REPORTS...........................................................31
        Section 6.01  Monthly Financial Statements and Reports................31
        Section 6.02  Annual Projections......................................31
        Section 6.03  Annual Financial Statements.............................31
        Section 6.04  Notice of Defaults......................................32
        Section 6.05  Notice of Litigation....................................32
        Section 6.06  Notice of Loss of Contracts.............................32
        Section 6.07  Communications with Others..............................32
        Section 6.08  Reportable Events.......................................32
        Section 6.09  Annual Pension Reports..................................33
        Section 6.10  Multiemployer Pension Plans.............................33
        Section 6.11  Reports to Other Creditors..............................33
        Section 6.12  Management Letters......................................34
        Section 6.13  New Subsidiaries; Subordinated Indebtedness.............34
        Section 6.14  Miscellaneous...........................................34

ARTICLE 7.  FINANCIAL RESTRICTIONS............................................34
        Section 7.01  Maximum Total Leverage Ratio............................34
        Section 7.02  Total Fixed Charge Coverage Ratio.......................34

ARTICLE 8.  AFFIRMATIVE COVENANTS.............................................34
        Section 8.01  Taxes and Other Obligations.............................35
        Section 8.02  Maintenance of Property.................................35
        Section 8.03  Insurance...............................................35
        Section 8.04  Records, Accounts and Places of Business................36
        Section 8.05  Inspection..............................................36
        Section 8.06  Change in Officers or Directors.........................36
        Section 8.07  Existence and Business..................................36
        Section 8.08  Use of Proceeds.........................................36
        Section 8.09  Participation in Multiemployer Pension Plan.............36


                                      (ii)

                                                                            Page
                                                                            ----


ARTICLE 9.  NEGATIVE COVENANTS................................................37
        Section 9.01   Restrictions on Borrowed Funds Indebtedness............37
        Section 9.02   Restriction on Liens...................................37
        Section 9.03   Investments............................................39
        Section 9.04   Disposition of Assets..................................40
        Section 9.05   Assumptions, Guaranties, Etc. of Indebtedness of Other
                         Persons..............................................40
        Section 9.06   Mergers and Acquisitions...............................40
        Section 9.07   Payment of Obligations.................................41
        Section 9.08   ERISA..................................................42
        Section 9.09   Restricted Payments....................................42
        Section 9.10   Transactions with Affiliates...........................42
        Section 9.11   Agreements Restricting Pledge of Assets................43
        Section 9.12   Payments in Respect of Subordinated Indebtedness.......43

ARTICLE 10.  EVENTS OF DEFAULT AND REMEDIES...................................43
        Section 10.01  Events of Default......................................43
        Section 10.02  Remedies...............................................45
        Section 10.03  Setoff.................................................45

ARTICLE 11.  WAIVERS; AMENDMENTS; REMEDIES....................................45

ARTICLE 12.  LIMITATION ON LIABILITY; INDEMNIFICATION.........................46

ARTICLE 13.  MISCELLANEOUS....................................................46
        Section 13.01  Successors and Assigns.................................46
        Section 13.02  Assignments and Participations.........................47
        Section 13.03  Confidentiality........................................47
        Section 13.04  Survival of Representations............................47
        Section 13.05  Governmental Regulation................................47
        Section 13.06  Notices................................................47
        Section 13.07  Entire Agreement.......................................48
        Section 13.08  Governing Law..........................................48
        Section 13.09  Headings...............................................48
        Section 13.10  Counterparts...........................................49
        Section 13.11  Bank Holidays..........................................49
        Section 13.12  Expenses; Indemnification..............................49
        Section 13.13  Severability of Provisions.............................49
        Section 13.14  Nonliability of Lender.................................50
        Section 13.15  Schedules..............................................50
        Section 13.16  Term of Agreement......................................50
        Section 13.17  Waiver of Jury Trial...................................50


                                      (iii)

                         LIST OF SCHEDULES AND EXHIBITS

Schedule 1.01  Control Persons
Schedule 2.12  Outstanding Letters of Credit
Schedule 5.02  Places of Business; Location of Records
Schedule 5.05  Corporate Power
Schedule 5.07  Other Agreements
Schedule 5.08  Payment of Taxes
Schedule 5.10  Outstanding Capital Stock
Schedule 5.11  Changes in Condition
Schedule 5.12  Real Property
Schedule 5.13  Personal Property Title Exceptions
Schedule 5.14  Patent and Trademark Exceptions
Schedule 5.15  Litigation
Schedule 5.16  Environmental Liabilities
Schedule 5.17  Pension Plans
Schedule 5.19  Collective Bargaining Agreements
Schedule 8.03  Insurance
Schedule 9.01  Indebtedness
Schedule 9.02  Liens
Schedule 9.03  Investments
Schedule 9.05  Guaranties
Schedule 9.10  Transactions with Affiliates
Schedule 9.11  Pledge of Assets

EXHIBIT A      Form of Revolving Credit Note
EXHIBIT B      Form of Compliance Certificate
EXHIBIT C      Form of Borrowing Base Certificate


                                      (iv)

                                CREDIT AGREEMENT

        This CREDIT AGREEMENT is entered into as of August 8, 1997 by and between HIGH VOLTAGE ENGINEERING CORPORATION, a Massachusetts corporation, as Borrower (the "Borrower") and FLEET NATIONAL BANK, as lender (the "Lender").

                   ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS

        Section 1.01 Definitions. In addition to the terms defined elsewhere in this Agreement, unless otherwise specifically provided herein, the following terms shall have the following meanings for all purposes when used in this Agreement, and in any note, certificate, report or other document made or delivered in connection with this Agreement:

               "1996 Financing Agreements" shall mean the Sanwa Agreement; the Note Agreement dated as of May 9, 1996 relating to $20,000,000 of 10.84% Senior Secured Notes due May 1, 2003; the Senior Unsecured Note Agreement dated as of May 9, 1996 relating to $7,000,000 of 12.09% Senior Unsecured Notes; and the Securities Purchase Agreement dated as of May 9, 1996 relating to $25,000,000 of 14% Senior Subordinated Notes due May 1, 2004 and warrants to purchase Common Stock.

               "Acquired Company" shall mean any Person, 100% of the outstanding capital stock or beneficial interests of which is acquired by or issued to the Borrower or any Subsidiary in connection with a Permitted Acquisition.

               "Advance" shall mean any loan made hereunder (which shall not include contingent liabilities under the L/Cs or Foreign Exchange Contracts).

               "Affiliate" shall mean, with respect to any person, any other Person which directly or indirectly controls, or is controlled by or under common control with, such Person. For purposes hereof, a Person shall be deemed to "control" another Person if such person owns more than 10% of the outstanding common stock of such other Person.

               "Applicable Margin" shall mean 1/4% per annum with respect to any Base Rate Advance and 1 1/2% per annum with respect to any LIBOR Rate Advance.

               "Agreement" shall mean this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

               "Banking Day" shall mean a day on which banks are generally open to conduct commercial banking business in Boston, Massachusetts.

               "Base Financial Statements" shall mean the consolidated audited financial statements of Borrower and its Subsidiaries as of April 26, 1997 and for the year then ended, together with all notes to such financial statements.

               "Base Rate" shall mean the rate of interest announced from time to time by the Lender as its "Base Rate," it being understood that such rate is a reference rate, not necessarily the lowest, which serves as the basis upon which effective rates of interest are calculated for obligations making reference thereto.

               "Base Rate Advance" shall mean any Advance hereunder upon which interest will accrue on the basis of the Base Rate.

               "Borrowed Funds Indebtedness" shall mean any Indebtedness of Borrower or any of its Subsidiaries for borrowed money (including, without limitation, the Lender Obligations, the Senior Notes and all Subordinated Indebtedness), but excluding contingent letter of credit obligations and warrants to purchase Common Stock.

               "Capital Expenditures" shall mean all expenditures made or incurred by any Person which are capitalized under generally accepted accounting principles, excluding all expenditures relating to any Permitted Acquisition incurred in connection with such Permitted Acquisition.

               "Cash Flow" shall mean EBITDA less (a) Capital Expenditures made or incurred during any period to the extent not financed through capitalized leases or purchase money financing and (b) all taxes paid or required to be paid in such period excluding up to an aggregate of $1,200,000 related to a settlement made in fiscal 1997 with the Internal Revenue Service.

               A "Change in Control" shall mean that the Persons listed on
        Schedule 1.01 no longer hold shares of capital stock of the Borrower sufficient to elect a majority of the directors of the Borrower.

               "CIP Agreements" shall mean those certain contingent interest payment agreements and other agreements which Borrower and certain of its Subsidiaries entered into with BancBoston Capital Inc. pursuant to which Borrower and certain of its Subsidiaries may be required to make certain contingent interest payments to BancBoston Capital Inc.

               "CIP Payments" shall mean those certain contingent interest payments which the Borrower and certain of its Subsidiaries may be required to make to BancBoston Capital Inc. pursuant to the CIP Agreements.

               "Commitment" shall mean the commitment of the Lender to make Advances or other extensions of credit under this Agreement.

               "Common Stock" shall mean the common stock, par value $.01 per share, of the Borrower.

               "Default" shall mean an Event of Default as defined in Article 10, or an event or condition which with the passage of time or giving of notice, or both, would become such an Event of Default.

               "Distribution" shall mean: (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of Borrower, other than dividends payable solely in shares of or rights to acquire capital stock of Borrower; (b) the purchase or other retirement of any shares of any class of capital stock of Borrower, directly or indirectly; and (c) any other distribution on or in respect of any shares of any class of capital stock of Borrower other than a dividend payable solely in shares of or rights to acquire capital stock of Borrower.

               "EBITDA" shall mean, for any period, the Net Income of Borrower and its Subsidiaries plus any interest, taxes, depreciation and amortization deducted in calculating the Net Income of Borrower and its Subsidiaries for such period, calculated on a consolidated basis and determined in accordance with generally accepted accounting principles. In addition, during the first quarter of fiscal 1998 of the Borrower, EBITDA shall also include the Net Income of PHI and its subsidiaries for the fourth quarter of fiscal 1997 of PHI plus any interest, taxes, depreciation and amortization deducted in calculating such Net Income.

               "Fixed Charges" shall mean for any period the sum of (a) interest paid or required to be paid in such period with respect to Borrowed Funds Indebtedness (excluding any prepayment penalty incurred or make whole premium paid in connection with the termination of the 1996 Financing Agreements, the settlement of the CIP Agreements and the redemption of warrants to purchase Common Stock in connection with the termination of the 1996 Financing Agreements), (b) regularly scheduled principal paid or required to be paid in such period with respect to Borrowed Funds Indebtedness (excluding Borrowed Funds Indebtedness which is refinanced), (c) all regularly scheduled capital lease obligations paid or scheduled to be paid, and (d) all Distributions made.

               "Funds Available for Restricted Payments" shall mean (a) $2,500,000 plus, from July 28, 1997 forward, 50% of the Borrower's cumulative Net Income less (b) all Restricted Payments made after the date of this Agreement excluding Restricted Payments made from the proceeds of (i) a sale of capital stock, (ii) a refinancing, on terms approved by the Lender, of the Senior Notes, or (iii) Subordinated Indebtedness.

               "Generally accepted accounting principles" shall mean generally accepted accounting principles as defined by controlling pronouncements of the Financial Accounting Standards Board, as from time to time supplemented and amended.

               "Guarantors" shall mean each of the Borrower's domestic Subsidiaries.

               "Guaranty Agreements" shall mean the Guaranties of the obligations of the Borrower to the Lender under this Agreement executed by the Guarantors, as such Guaranties may be amended, modified or supplemented from time to time.

               "Guaranty" or "Guarantee" or "Guaranties" shall include any arrangement whereby a Person is or becomes liable in respect of any Indebtedness or other obligation of another and any other arrangement whereby credit is extended to another obligor on the basis of any promise of a guarantor, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase or lease assets under circumstances that would enable such obligor to discharge one or more of its obligations, or to maintain the capital, the working capital, solvency or general financial condition of such obligor, whether or not such arrangement is listed in the balance sheet of the guarantor or referred to in a footnote thereto, except for endorsements made in connection with the deposit of items for credit or collection in the ordinary course of business.

               "Hazardous Material" shall mean, collectively, any pollutant, toxic or hazardous material or waste, including any "hazardous substance" or "pollutant" or "contaminant" as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act (or any successor statute) or regulated as toxic or hazardous under the Resource Conservation and Recovery Act of 1976 or any similar state or local statute or regulation, and the rules and regulations thereunder, all as from time to time in effect.

               "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates.

               "Indebtedness" shall mean, as to any Person, all obligations, contingent and otherwise, which in accordance with generally accepted accounting principles consistently applied should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired by such Person whether or not the liability secured thereby shall have been assumed, letters of credit open for account (including L/Cs issued in accordance with Section 2.12 hereof), and all obligations on account of Guaranties (excluding the Guaranty Agreements), endorsements and any other contingent obligations in respect of the Indebtedness of others whether or not reflected on such balance sheet or in a footnote thereto.

               "Interest Period" shall mean with respect to any LIBOR Rate Advance, the period commencing on the date of such LIBOR Rate Advance and ending one, two, three or six months thereafter, as the Borrower may request as provided in Section 2.05 hereof. The expiration date of an Interest Period shall mean the last day of such Interest Period unless such day is not a Banking Day, then on the next succeeding Banking Day.

               "Investment" shall mean: (a) any stock, evidence of Indebtedness or other security of another Person; (b) any loan, advance, contribution to capital, extension of credit (except for current trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms and for notes issued by the purchaser of assets from the Borrower or a Guarantor representing a deferred portion of the purchase price of such assets) to another Person; (c) any purchase of stock or other securities of another Person or any business or undertaking of another Person (whether by purchase of assets or securities) or any commitment or option to make any such purchase; and (d) any other investment, whether existing on the date of this Agreement or thereafter made. The term "Investment" shall not include ordinary advances to employees for travel expenses, drawing accounts and similar expenditures made in the ordinary course of business or advances or prepayments to suppliers in the ordinary course of business.

               "L/C Fee" shall mean 1.5% per annum of the face amount of each L/C issued pursuant to this Agreement.

               "Lender" shall mean Fleet National Bank.

               "Lender Agreements" shall mean this Agreement, the Note, the L/Cs, the Foreign Exchange Contracts, the Security Documents and any other present or future agreement from time to time entered into between or among Borrower or any of its Subsidiaries and the Lender relating to this Agreement, each as from time to time amended or modified, and all statements, reports, documents and certificates (including without limitation the Guaranty Agreements) delivered by Borrower or any of its Subsidiaries to the Lender in connection therewith.

               "Lender Obligations" shall mean all present and future obligations and Indebtedness of Borrower or any of its Subsidiaries owing to the Lender under this Agreement, the Note or any other Lender Agreements, including, without limitation, the obligations to pay the Advances from time to time evidenced by the Note and obligations to pay interest, commitment fees and other fees and charges from time to time owed under any Lender Agreements.

               "LIBOR Banking Day" shall mean any day on which dealings are carried on in the London Interbank Market and banks are open to conduct commercial banking business in London, England and are not required or authorized to be closed in Boston, Massachusetts.

               "LIBOR Rate Advance" shall mean any Advance hereunder upon which interest will accrue on the basis of a formula including as a component thereof the LIBOR Rate.

        The expiration date of any LIBOR Rate Advance shall mean the last day of the Interest Period of such LIBOR Rate Advance.

               "LIBOR Rate" shall mean for any Interest Period for any LIBOR Rate Advance, the rate of interest determined by the Lender, at approximately 11:00 a.m. Boston, Massachusetts time on the Rate Fixing Day as being the rate at which deposits in U.S. dollars are offered to it by first-class banks in the London Interbank Market for deposit for such Interest Period in amounts comparable to the aggregate principal amount of LIBOR Rate Advances to which such Interest Period relates.

               "Maturity Date" shall mean August 1, 2002.

               "Maximum Credit Amount" shall mean $25,000,000.

               "Maximum Total Leverage Ratio" shall mean, at any time, the ratio of (a) the aggregate principal amount of all Borrowed Funds Indebtedness outstanding on the date of calculation to (b) EBITDA for the twelve-month period ending on the date of calculation (provided that EBITDA will be calculated on an annualized basis during fiscal 1998 of the Borrower based upon the EBITDA incurred from the beginning of such fiscal year to the date of calculation).

               "Multiemployer Pension Plan" shall mean a multiemployer plan within the meaning of Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which Borrower or any of its Subsidiaries is a participating employer.

               "Net Income" shall mean the net income (or loss) after taxes of any Person, calculated on a consolidated basis in accordance with generally accepted accounting principles, excluding extraordinary gains or losses.

               "Note" shall mean collectively any promissory notes executed by the Borrower in favor of the Lender in connection herewith. The initial Note shall be substantially in the form of Exhibit A hereto.

               "Pension Plan" shall mean a pension benefit plan maintained for the employees of Borrower or any of its Subsidiaries subject to Title IV of ERISA.

               "Permitted Acquisition" shall mean the acquisition by Borrower or any of its Subsidiaries of a Person in accordance with Section 9.06 hereof.

               "Person" shall mean an individual, corporation, partnership, joint venture, association, estate, joint stock company, trust, organization, business, or a government or agency or political subdivision thereof.

               "PHI" shall mean Physical Electronics, Inc.

               "PHI Acquisition" shall mean the acquisition by the Borrower of PHI by means of the merger of a wholly-owned subsidiary of the Borrower with and into PHI.

               "PHI Acquisition Documents" shall mean that certain Agreement and Plan of Merger dated May 7, 1997 by and among Borrower, Lauren Corporation, a wholly-owned subsidiary of Borrower, PHI Acquisition Holdings, Inc. and, as to specific provisions only, Chase Venture Capital Associates, L.P.

               "PHI Joint Venture" shall mean that certain joint venture between PHI and ULVAC, a Japanese company, which resells the services of PHI's surface analysis instruments in the Japanese market.

               "Rate Fixing Day" shall mean in the case of any LIBOR Rate Advance, the second LIBOR Banking Day preceding the Banking Day on which an Interest Period begins.

               "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

               "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

               "Reportable Event" shall mean an event reportable to the Pension Benefit Guaranty Corporation under Section 4043 of Title IV of ERISA, unless exempted from the reporting requirements by regulations of the Pension Benefit Guaranty Corporation.

               "Resale Facility" shall mean the facilities of the Borrower located at 145 Newton Street, Boston, Massachusetts; 4 River Street, Boston, Massachusetts; 2100 Earlywood Drive, Franklin, Indiana; and 100 Sagamore Hill Road, Pittsburgh, Pennsylvania.

               "Reserve Requirement" shall mean the applicable aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on the Lenders against "Euro-currency Liabilities" (as defined in Regulation D).

               "Restricted Payments" shall mean any Distributions and payments of principal on account of, or the purchase, acquisition or other retirement of, the Senior Notes or Subordinated Indebtedness.

               "Sanwa Agreement" shall mean that certain loan agreement, dated as of May 9, 1996, by and among the Borrower, certain Subsidiaries, Sanwa Business Credit Corporation and the financial institution parties thereto.

               "Security Documents" shall mean the Security Agreements, and any other agreements or instruments from time to time granting or purporting to grant the Lender a lien in any property for the benefit of the Lender to secure the Lender Obligations.

               "Senior Notes" shall mean the $135,000,000 10 1/2% Senior Notes issued by the Borrower pursuant to the Offering Memorandum dated August 5, 1997 and due in the year 2004.

               "Series A Preferred Stock" shall mean the 33,000 shares of Series A Senior Redeemable Preferred Stock issued by the Borrower pursuant to the Offering Memorandum dated August 5, 1997.

               "Series B Preferred Stock" shall mean that certain Series B Preferred Stock issued by the Borrower and being redeemed on or prior to the date of this Agreement.

               "Series C Preferred Stock" shall mean that certain Series C Preferred Stock issued by the Borrower and being redeemed on or prior to the date of this Agreement.

               "Subordinated Indebtedness" shall mean Indebtedness of Borrower and its Subsidiaries which shall be subordinated to the Lender Obligations hereunder; provided that (a) at the time such Subordinated Indebtedness is incurred, no Event of Default has occurred or would occur as a result of such incurrence, and (b) the documentation evidencing such Subordinated Indebtedness shall have been delivered to the Lender and shall contain all of the following characteristics: (i) it shall be unsecured, (ii) it shall bear a market rate of interest,
        (iii) it shall not require principal repayments thereof prior to the Maturity Date, (iv) it shall have financial covenants (including covenants relating to incurrence of Indebtedness) which are meaningfully less restrictive than those set forth herein, (v) it shall have no restrictions on the Borrower's ability to grant liens securing Indebtedness ranking senior to such Subordinated Indebtedness, (vi) it shall permit the incurrence of senior Indebtedness under this Credit Agreement (and under any refinancings hereof), (vii) it may be cross-accelerated with the Lender Obligations and other senior Indebtedness of the Borrower (but shall not be cross-defaulted except for payment defaults which the senior lenders have not waived) and may be accelerated upon bankruptcy, (viii) it shall provide that (A) upon any payment or distribution of the assets of the Borrower (including the commencement of a bankruptcy proceeding) of any kind or character, all of the Lender Obligations (including interest accruing after the commencement of any bankruptcy proceeding at the rate specified for the applicable Lender Obligation, whether or not such interest is an allowable claim in any such proceeding) shall be paid in full prior to any payment being received by the holders of the Subordinated Indebtedness, (B) until all of the Lender Obligations (including the interest described in subclause (A) above) are paid in full, any payment or distribution to which the holders of the Subordinated Indebtedness would be entitled but for the subordination provisions of the type described in clauses and (ix) and (x) hereof shall be made to the Lender, and (C) the holders of the senior Indebtedness shall be entitled to vote the Subordinated Indebtedness, (ix) it shall provide that in the event of a payment default under Sections 10.01(a) or (b) hereof, the Borrower may not pay the principal of, or any interest, fees other amounts payable with respect to the Subordinated Indebtedness until the Lender Obligations have been paid in full in cash, (x) it shall provide that in the event of any other Event of Default, the Lender shall be permitted to block payments of principal, interest, fees and all other amounts payable with respect to the Subordinated Indebtedness for a period of 180 days, and (xi) it shall acknowledge that none of the provisions outlined in part (b) of this definition can be amended, modified or otherwise altered without the prior written consent of the Lender.

               "Subsidiary" shall mean any Person of which Borrower shall now or hereafter at the time own, directly or indirectly through one or more Subsidiaries or otherwise, sufficient voting stock (or other beneficial interest) to entitle it to elect at least a majority of the board of directors or trustees or similar managing body. The term "Subsidiary" shall not include any employee benefit plan of Borrower or any of its Subsidiaries or any entity appointed or established by Borrower or any of its Subsidiaries for or pursuant to the terms of any such plan.

               "Total Fixed Charge Ratio" shall mean, at any time, the ratio of Cash Flow to Fixed Charges, both reflected for the twelve-month period ending on the date of calculation (provided that Cash Flow and Fixed Charges will be calculated on an annualized basis during fiscal 1998 of the Borrower based upon the Cash Flow and Fixed Charges incurred from the beginning of such fiscal year to the date of calculation).

               "W.P. Carey Lease" shall mean the Lease Agreement by and between Corporate Property Associates 8, L.P., as landlord, and the Borrower, as tenant, dated November 10, 1988, for the premises in Sterling, Massachusetts and the Lease Agreement by and between Corporate Property Associates 8, L.P., as landlord, and Datcon Instrument Company, as tenant, dated November 10, 1988, for the premises located in Lancaster, Pennsylvania.

        Section 1.02 Accounting Terms. All accounting terms used and not defined in this Agreement shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data required to be delivered hereunder shall be prepared in accordance with such principles.

        Section 1.03 Terms Defined Elsewhere. The following terms, defined elsewhere in this Agreement as set forth below, shall have the respective meanings therein defined:

                                                         Section of Agreement
                   Term                                      Where Defined
                   ----                                  --------------------

           "Borrowing Base"                                  Section 2.02(a)
           "Borrowing Base Certificate"                      Section 2.02(e)
           "Code"                                            Section 6.10
           "Compliance Certificate"                          Section 6.01
           "Control Group Person"                            Section 6.10
           "Eligible Receivables"                            Section 2.02(b)
           "Eligible Inventory"                              Section 2.02(e)
           "Event of Default"                                Section 10.01
           "Foreign Exchange Contracts"                      Section 2.13
           "L/Cs"                                            Section 2.12


                              ARTICLE 2. THE CREDIT

        Section 2.01 The Revolving Credit. Subject to the terms and conditions of this Agreement and so long as there exists no Default, the Lender agrees to make such Advances as Borrower may from time to time request, by notice to the Lender in accordance with Section 2.03, provided, however, that no Advance shall be made after the Maturity Date and no Advance shall exceed an amount determined by subtracting:

               (a) the aggregate outstanding balance of all Advances plus the aggregate potential amount available to be drawn under all L/Cs issued by the Lender for the account of the Borrower in accordance with Section
        2.12 hereof and 20% the aggregate potential liability under all Foreign Exchange Contracts issued by the Lender for the account of the Borrower in accordance with Section 2.13 hereof; from

               (b) the lesser of (i) the Maximum Credit Amount or (ii) the Borrowing Base.

The Borrower shall execute and deliver to the Lender the Note to evidence the Advances. Subject to the foregoing limitations and the provisions of Section
2.14 and Article 4 hereof, the Borrower shall have the right to prepay and reborrow the Advances. All outstanding Advances and all interest accrued and unpaid thereon and all fees and expenses shall be paid in full on the Maturity Date.

        Section 2.02 Borrowing Base.

               (a) Borrowing Base. The "Borrowing Base" at any time shall mean
        (A) the sum of (i) 85% of the Net Value of Eligible Receivables, plus
        (ii) 50% of the Net Value of

        Eligible Joint Venture Receivables; provided, however, that in no event shall the aggregate amount under (ii) exceed $4,000,000 plus (iii) 60% of Eligible Inventory, provided, however, that in no event shall the amount under (iii) above exceed $17,500,000 in the aggregate.

               (b) Eligible Receivables. "Eligible Receivables" shall mean all rights to payment due and to become due to the Borrower or any of the Guarantors other than the following: (i) rights to payment which remain unpaid as of ninety (90) days after the due date specified on the original invoice with respect thereto, or, in any event, as of one hundred twenty (120) days after the date of such original invoice; (ii) all rights to payment owing by a single debtor, including a currently scheduled right to payment, if fifty percent (50%) or more of the balance owing by such debtor is ineligible by reason of the criterion set forth in clause (i) of this subsection (b); (iii) rights to payment with respect to which the debtor is an Affiliate of Borrower or any of Subsidiary or a director, officer or employee of Borrower, any Subsidiary or any Affiliate of the any thereof; (iv) rights to payment in excess of $250,000 in the aggregate with respect to which the debtor is the United States of America or any department, agency or instrumentality or prime contractor thereof unless Borrower or the applicable Guarantor has complied in a manner satisfactory to the Lender with the Federal Assignment of Claims Act of 1940, as amended, relative to the assignment of such rights to payment; (v) rights to payment in excess of $6,000,000 in the aggregate at any time outstanding with respect to which the debtor is not a resident of the United States unless the debtor has supplied Borrower or the applicable Guarantor with an irrevocable letter of credit against which the Lender is permitted to draw directly, issued by a financial institution sufficient to cover such right to payment in form and substance satisfactory to the Lender and without right of setoff and the right of payment is invoiced in the United States and is payable in full in United States dollars; (vi) rights to payment arising with respect to goods which have not been shipped and delivered to the debtor, except for bill-and-hold sales requested in writing in advance by the debtor in a form acceptable to the Lender; (vii) rights to payment which are not invoiced (and dated as of the date of such invoice) and sent to the debtor within five (5) days after delivery of the underlying goods to or performance of the underlying services for the debtor; (viii) rights to payment with respect to which the Lender does not have a first and valid fully perfected lien or which are not free and clear of any other lien whatsoever; (ix) rights to payment with respect to which the debtor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee; (x) rights to payment with respect to which the debtor's obligation to make payment is conditional upon or subject to any repurchase obligation or return right (except for product exchanges in the ordinary course of business pursuant to distribution agreements containing terms customary in the industry in which Borrower or such Guarantor operates), as with sales made on a guaranteed sale, sale on approval (except with respect to rights to payment in connection with which debtors are entitled to return inventory solely on the basis of the quality of such inventory) or consignment basis; (xi) contra rights to payment in excess of $100,000 in the aggregate from any one debtor of the Borrower or any Guarantor or $250,000 in the aggregate from all debtors of the Borrower and the Guarantors as a whole, but only to the extent of the amount of the accounts payable owed by Borrower or the applicable Guarantor to the debtor; (xii) rights to payment in excess of $1,000,000 with respect to which the debtor is located in any state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing unless Borrower or the applicable Guarantor has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency in such state for the then current year, which states include among others, New Jersey and Minnesota; and (xiii) rights to payment evidenced by chattel paper or any instrument of any kind, to the extent possession of such chattel paper or instrument is not delivered to the Lender.

        The "Net Value" of an Eligible Receivable and an Eligible Joint Venture Receivable shall be its face amount, net of any discount for prompt payment and net of any other amount (however denominated) representing payment of finance charges, late charges, or interest (computed at not less then market rates).


               (c) Eligible Joint Venture Receivables. "Eligible Joint Venture Receivables" shall mean all rights to payment due or to become due to the Borrower or any of the Guarantors which are (i) outstanding not more than ninety (90) days after the due date specified on the original invoice with respect thereto, (ii) due from the PHI Joint Venture, and
        (iii) otherwise meet the criteria for Eligible Receivables.

               (d) Exclusion of Eligible Receivables. The Lender from time to time may exclude any otherwise Eligible Receivables or Eligible Joint Venture Receivables from the class of Eligible Receivables or Eligible Joint Venture Receivables, as applicable, based on the Lender's reasonable determination as to the creditworthiness of the obligor or as to the aggregate amount of receivables owing by such obligor and its affiliates. The Lender shall give notice to the Borrower of the terms of any such exclusion. Except as otherwise expressly stated in such notice, all such exclusions shall be continuing and cumulative, and an exclusion as to any obligor shall apply in the aggregate to all receivables of such obligor and its affiliates. The Borrower shall, not later than five
        (5) Banking Days after the Lender effects any such exclusion, deliver to the Lender a revised Borrowing Base Certificate reflecting the Borrowing Base as redetermined in accordance with such exclusion. The making of an Advance in reliance on a Borrowing Base Certificate shall not affect the Lender's right later to exclude any receivables in accordance with this
        Section 2.02(d). No Eligible Receivable or Eligible Joint Venture Receivable excluded under this Section 2.02(d) shall be included by the Borrower in any later Borrowing Base Certificate without written permission by the Lender.

               (e) Eligible Inventory. "Eligible Inventory" shall mean at any time finished goods or raw materials held by the Borrower or any Guarantor, which meet each of the following requirements at such time:

                      (1) The Borrower or a Guarantor has good title to such
               Eligible Inventory, free and clear of any lien, except for liens in favor of the Lender securing the Lender Obligations, and such Eligible Inventory and proceeds thereof are subject to such a valid and perfected first lien in favor of the Lender;

                      (2) Any finished goods are in good and merchantable
               condition and are readily saleable by the Borrower or a Guarantor in the ordinary course of its business and any raw materials are useable by the Borrower or Guarantor in the ordinary course of its business;

                      (3) Such Eligible Inventory is located in the United
               States, and such Eligible Inventory is in the possession of the Borrower or a Guarantor at the locations set forth on Schedule
               5.02 hereto;

                      (4) Such Eligible Inventory is not reasonably deemed by
               the Lender to be obsolete or non-marketable; and

                      (5) Such Eligible Inventory is valued at the lower of cost or market.

               (f) Borrowing Base Certificates. On the date hereof and on or before the twenty-first day of each month, the Borrower shall furnish to the Lender a certificate ("Borrowing Base Certificate") substantially in the form of Exhibit C hereto, appropriately completed, signed by the Treasurer, Chief Accounting Officer or Chief Financial Officer of Borrower and setting forth the Borrowing Base and the other information required therein. In addition, the Lender may request a Borrowing Base Certificate upon request for any Advance by the Borrower if the aggregate outstanding balance of all Advances plus the aggregate potential amount available to be drawn under all L/Cs and 20% of the aggregate potential liability under all Foreign Exchange Contracts at the time of such request exceeds 90% of the Borrowing Base. In the event the Borrower is required to deliver a Borrowing Base Certificate pursuant to the previous sentence, the Borrowing Base shall be calculated based upon Eligible Receivables outstanding as of a date not more than five (5) business days prior to the date of such certificate (which date shall be specified) and Eligible Inventory as of the end of the month preceding delivery of such certificate.

        Section 2.03 Requests for Advances. Each request for an Advance shall be made by Borrower to the Lender on a Banking Day and may be (a) in any amount for a Base Rate Advance and (b) in a minimum amount of $500,000 and in integral multiples of $100,000 for a LIBOR Rate Advance; provided, however that the Borrower may not have more than six (6) LIBOR Rate Advances outstanding at any one time. Each such request shall state the requested date of such Advance (which date, in the case of a LIBOR Rate Advance, shall be not less than two Banking Days after the date of such request) and amount of, and the choice of interest rate to apply to, such Advance and, for LIBOR Rate Advances, the duration of the Interest Period, which shall not in any event extend beyond the Maturity Date.

        Each Advance shall be made as follows: (a) with respect to Base Rate Advances, if notice is received by the Lender from Borrower prior to 2:00 p.m. Boston, Massachusetts time on a Banking Day, then by the close of business on such Banking Day, and otherwise on the next Banking Day thereafter or such later Banking Day as Borrower may request; and (b) with respect to LIBOR Rate Advances, on the second Banking Day after the Lender receives notice from Borrower, if such notice is received by the Lender prior to 11:00 a.m. Boston, Massachusetts time on a Banking Day, and otherwise on the third Banking Day thereafter or such later Banking Day as Borrower may request. Each request for an Advance shall be made to the Lender in writing or by telephone by a duly authorized representative of Borrower, and the Lender may rely upon any telephone request which the Lender in good faith believes is made by such a representative. The Borrower agree to indemnify and hold the Lender harmless for any action, including the making of Revolving Credit Advances hereunder, and any loss or expense, taken or incurred by the Lender as a result of its good faith reliance upon such telephone request.

        The Borrower hereby agrees (a) that the Lender shall be entitled to rely upon any Borrowing Base Certificate and Compliance Certificate delivered hereunder until each such certificate is superseded by a more recent certificate, and (b) that each request for an Advance and each request for the issuance of an L/C, whether by telephone or in writing or otherwise, shall constitute a confirmation by the Borrower of the representations and warranties contained in the most recent Borrowing Base Certificate and Compliance Certificate delivered to the Lender.

        Section 2.04 Unused Fee. From the date hereof to and including the Maturity Date, the Borrower shall pay to the Lender the following quarterly unused fees for each fiscal quarter computed as follows:

             Quarterly Unused Fee = .005 x (MC - ORCA - OLC) x N/360

        where:  MC   = the Maximum Credit Amount
                ORCA = the daily average principal amount of all Advances
                       outstanding during such quarter
                OLC  = the daily average of the aggregate amount available to be drawn under all L/Cs outstanding during such quarter
                N    = the aggregate number of days in such fiscal quarter


        This quarterly unused fee shall be payable in arrears on the first day of each April, July, October and January commencing October 1, 1997, and on the Maturity Date.

        Section 2.05 Interest on Advances. The Borrower shall pay interest on the unpaid principal amount of each Advance from time to time outstanding at the rate per annum equal to the Base Rate plus the Applicable Margin or the LIBOR Rate plus the Applicable Margin as chosen in accordance with Section 2.03. If the Borrower fails to state the choice of interest rate to apply to any Advance, the Borrower shall be deemed to have chosen an interest rate based on the Base Rate. LIBOR Rate Advances shall automatically convert to Base Rate Loans at the end of the applicable Interest Period unless the Borrower gives notice to continue the same as a LIBOR Rate Advance, which notice must be received by the Lender prior to 11:00 a.m. Boston, Massachusetts time two Banking Days prior to the end of the applicable Interest Period and must specify the duration of the next Interest Period to apply to such LIBOR Rate Advance. Each request by the Borrower for the conversion of any Base Rate Advance into a LIBOR Rate Advance and each notification by the Borrower of the continuation of any existing LIBOR Rate Advance into a new Interest Period shall be deemed to constitute a request by the Borrower for a new LIBOR Rate Advance. Interest on Advances shall be payable monthly in arrears on the first day of each month, commencing on September 1, 1997, and continuing until all amounts payable under the Note shall have been fully paid; provided, however, that all accrued and unpaid interest on a LIBOR Rate Advance shall be payable on the date of expiration of the Interest Period with respect to each such LIBOR Rate Advance for an Interest Period of three months or less and every three months for an Interest Period longer than three months. On the Maturity Date or the earlier acceleration or maturity of the Note, all accrued and unpaid interest on, and all unpaid fees and expenses with respect to, the Note and this Agreement shall be due and payable in full.

        Section 2.06 Additional Interest Payments. In addition to the payments of principal and interest on the Note, the Borrower shall, on demand, pay to the Lender interest on (a) any overdue installments of principal, (b) to the extent not prohibited by applicable law which cannot be waived, any installments of interest that are overdue for a period of five (5) days after written notice from the Lender to the Borrower, and (c) any overdue payment of a commitment fee or other amount payable hereunder, at a rate which is two (2) percent in excess of the rate otherwise applicable.

        Section 2.07 Computation of Interest and Fees. The Borrower hereby authorizes the Lender to charge against any account of the Borrower with the Lender an amount equal to the accrued interest and principal and other amounts from time to time due and payable to the Lender hereunder and under all other Lender Agreements. Interest hereunder and under the Note and fees payable hereunder shall be computed on the basis of a 360-day year for the number of days actually elapsed. The annual rates of interest to which the rates determined under this Agreement are equivalent are the rates hereunder multiplied by the actual number of days in the year and divided by 360. Any increase or decrease in the interest rate on the Note resulting from a change in the Base Rate shall be effective immediately from the date of such change.

        Section 2.08 Yield Protection. If any future law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or compliance of the Lender with such:

               (a) subjects the Lender to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding taxation of the overall net income of the Lender), or changes the basis of taxation of payments to the Lender in respect of any of the Advances or other amounts due the Lender hereunder; or

               (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender (other than the Reserve Requirement, to the extent it is taken into account in determining the interest rate applicable to LIBOR Rate Advances); or

               (c) imposes any other condition the result of which is to increase the cost to the Lender of making, funding or maintaining the Advances hereunder or reduces any amount receivable by the Lender in connection with the Advances, or requires the Lender to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by the Lender; or

               (d) affects the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and the Lender determines that the amount of capital required is increased by or based upon the existence of this Agreement or its obligation to make the Advances hereunder or its Commitment;

then, within 30 days of demand by the Lender (which demand shall be accompanied by a statement setting forth the basis of such demand), the Borrower shall pay the Lender that portion of such reasonable increased expense incurred after the Lender shall have allocated the same fairly and equitably among all customers of any class generally affected thereby (including, in the case of clause (d) above, any reduction in the rate of return on capital to an amount below that which the Lender could have achieved but for such change in regulation after taking into account the Lender's policies as to capital adequacy) or reduction in an amount received which is attributable to making, funding and maintaining the Lender's loans hereunder. The Borrower shall not be required to make any such payment for such increased expenses arising ninety (90) days before the date of such request (unless and only to the extent such law, rule, regulation, policy, guideline, directive or interpretation applies retroactively to a period prior to ninety (90) days before the date of such request, in which case, the Borrower shall not be required to make any payment for increased expenses resulting from such retroactive application unless the Lender provides such request within ninety (90) days after the Lender reasonably should have become aware of such rule, regulation, policy, guideline, directive or interpretation). If the Lender shall subsequently recoup costs for which the Lender has heretofore been compensated by the Borrower, the Lender shall remit to the Borrower the amount of such recoupment.

        The Lender agrees that as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be affected under Section 2.08(a) through (d), the Lender will give notice thereof to the Borrower and, to the extent so requested by the Borrower and not inconsistent with the Lender's internal policies, the Lender shall use reasonable efforts and take such actions as are reasonably appropriate if as a result thereof the additional moneys which would otherwise be required to be paid to the Lender pursuant to such subsections would be materially reduced, or the illegality or other adverse circumstances which would otherwise require a conversion of such Advances or result in the inability to make such Advances pursuant to such sections would cease to exist, and in each case if, as determined by the

Lender in its sole discretion, the taking of such actions would not adversely affect such Advances or the Lender or otherwise be disadvantageous to the Lender. To the extent practicable and applicable, the Lender shall allocate cost increases among its customers in good faith and on an equitable basis.

        Section 2.09 Lender Certificates; Survival of Indemnity. In order to seek reimbursement or indemnification pursuant to Sections 2.08 or 2.10(b), the Lender shall deliver a certificate to Borrower stating the amount due thereunder. Such certificate of the Lender as to the amount due under Sections
2.08 or 2.10(b) shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under Sections 2.08 or 2.10(b) in connection with a LIBOR Rate Advance shall be calculated as though the Lender funded its LIBOR Rate Advance through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such LIBOR Rate Advance, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the certificate shall be payable on demand after receipt by the Borrower of the certificate. The obligations of the Borrower under Sections 2.08 and 2.10(b) shall survive the payment of all Lender Obligations and termination of this Agreement.

        Section 2.10 Availability of Rate Options; LIBOR Rate Advance
                     Protection.

               (a)    In the event that the Lender shall determine that:

                      (1) By reason of circumstances affecting the London
               Interbank Market, adequate and reasonable methods do not exist for ascertaining LIBOR which would otherwise be applicable during any Interest Period; or

                      (2) The making or continuation of any LIBOR Rate Advance
               has been made impracticable or unlawful by (A) the occurrence of a contingency that materially and adversely effects the London Interbank Market or (B) compliance by the Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law);

        then the Lender shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to Borrower. In such event the obligations of the Lender to make LIBOR Rate Advances shall be suspended until the Lender determines that the circumstances giving rise to such suspension no longer exist, whereupon the Lender shall notify Borrower.

               (b) If (1) the Borrower makes any request for a LIBOR Rate Advance and, prior to the funding of such LIBOR Rate Advance, revokes such request, or (2) due to acceleration of the maturity of the Notes or due to any other reason Lender receives payment of any installment of principal of any LIBOR Rate Advance on any date prior to the last day of the then-current Interest Period, then, in each case, the Borrower shall upon demand and receipt of a certificate from the Lender with respect thereto and containing the information described in Section 2.09, pay forthwith to the Lender any amounts required to compensate the Lender for any losses, costs or reasonable expenses which the Lender may have incurred as a result of such revocation or payment, including, without limitation, any loss or reasonable expense incurred by reason of the liquidation or redeployment of funds acquired by the Lender to fund or maintain principal of such LIBOR Rate Advance.

        Section 2.11 Reliance on Representations and Actions of Borrower. Borrower agrees that the Lender may rely upon any representation, warranty, certificate, notice, document or telephone request which purports to be executed or made or which the Lender in good faith believes to have been executed or made by Borrower or any of its executive officers, and Borrower further agrees to indemnify and hold the Lender harmless for any action, including the making of Advances hereunder, and any loss or expense, taken or incurred by any of them as a result of their good faith reliance upon any such representation, warranty, certificate, notice, document or telephone request.

        Section 2.12 Letters of Credit.

               (a) Issuance Procedures. The Borrower may request and the Lender will issue letters of credit (collectively "L/Cs") for the account of the Borrower. With each request, the Borrower shall deliver to the Lender an L/C application and L/C agreement together with the proposed form of such L/C (which, together with all schedules and exhibits thereto, shall be in form and substance satisfactory to the Lender and its counsel) and such other certificates, documents and other papers and information as the Lender may reasonably request. All L/Cs must have an expiry date which is (1) not more than one year following the date of issuance thereof; provided, however, that such L/C may be subject to automatic renewal for one or more additional periods of one year in the absence of notice of termination from the Lender to the beneficiary and
        (2) not later than the Maturity Date. Within five Banking Days following receipt of the above-described documents in satisfactory form, the Lender shall issue such L/C; provided that the Borrower would be entitled to an Advance on such date in the amount of the requested L/C.

               (b) Reimbursement. On each date that any amount is drawn under an L/C, the Lender shall be authorized to either (1) charge the Borrower's account to the extent funds are available, or (2) make demand upon the Borrower, for the amount so drawn or paid. In the event the Lender charges the Borrower's account for any amount drawn or paid under any L/C, the Lender shall promptly notify Borrower. The Borrower agrees to pay on demand any and all reasonable expenses incurred by the Lender in enforcing any rights under this Section 2.12. In the event any L/C is payable in foreign currency, the Borrower shall reimburse the Lender at the Lender's selling rate of exchange on the date such reimbursement is made.

               (c) Commission. The Borrower agrees to pay the Lender (1) the L/C Fee with respect to each L/C, which L/C Fee shall be due and payable quarterly in advance for each L/C, and (2) all transactional fees, at the Lender's customary rate, which transactional fees shall be paid at the time they are incurred by the Lender.

               (d) Method of Payment. The Lender is authorized to obtain reimbursement for the amount drawn under any L/C issued by the Lender and for all commissions and fees owed by the Borrower in connection any such issuance, by the making of Base Rate Advances hereunder and shall promptly notify Borrower thereof. The Borrower agrees that the Lender may make any such Base Rate Advance even if the making of such Base Rate Advance causes the outstanding balance of all Revolving Credit Advances to exceed the limits set forth in Section 2.01 hereof, and the Borrower further agrees that the making of such Base Rate Advance by the Lender in excess of the limits set forth in Section 2.01 hereof shall constitute an automatic Default under Section 10, entitling the Lender to exercise all rights and remedies available to them under this Agreement and applicable law.

               (e) Amount. The aggregate amount available to be drawn under all L/Cs outstanding at any time shall not exceed $5,000,000.

               (f) Existing Letters of Credit. Attached hereto as Schedule 2.12 is a list of currently outstanding letters of credit issued by the Lender for the account of the Borrower, which letters of credit shall be deemed issued pursuant to this Section 2.12.

        Section 2.13 Foreign Exchange Contracts.

               (a) Issuance Procedures. From time to time, the Borrower may request, and the Lender may agree, to enter into Foreign exchange contracts (collectively "Foreign Exchange Contracts") on behalf of the Borrower. All Foreign Exchange Contracts must have a maturity date which is (1) not more than one year following the effective date of such contract and (2) not later than the Maturity Date.

               (b) Reimbursement. On each date that any Foreign Exchange Contract matures, the Lender shall be authorized to either (1) charge the Borrower's account, or (2) make demand upon the Borrower, for the amount to be paid thereunder by the Borrower. In the event the Lender charges the Borrower's account for any amount to be paid under any Foreign Exchange Contract, the Lender shall promptly notify Borrower. The Borrower agrees to pay on demand any and all reasonable expenses incurred by the Lender in enforcing any rights under this Section 2.13. In the event any amount to be paid under a Foreign Exchange Contract is payable in foreign currency, the Borrower shall reimburse the Lender at the Lender's selling rate of exchange on the date such reimbursement is made.

               (c) Fees. The Borrower agrees to pay the Lender all transactional fees on Foreign Exchange Contracts, at the Lender's customary rate, which transactional fees shall be paid at the time they are incurred by the Lender.

               (d) Method of Payment. The Lender is authorized to obtain reimbursement for any amount due to the Lender under a Foreign Exchange Contract and for all fees owed by the Borrower in connection therewith, by the making of Base Rate Advances hereunder and shall promptly notify Borrower thereof. The Borrower agrees that the Lender may make any such Base Rate Advance even if the making of such Base Rate Advance causes the outstanding balance of all Advances to exceed the limits set forth in Section 2.01 hereof, and the Borrower further agrees that the making of such Base Rate Advance by the Lender in excess of the limits set forth in Section 2.01 hereof shall constitute an automatic Default under
        Section 10, entitling the Lender to exercise all rights and remedies available to them under this Agreement and applicable law.

               (e) Amount. The aggregate amount payable under all Foreign Exchange Contracts outstanding at any time shall not exceed $5,000,000.

        Section 2.14 Prepayment Fee. Borrower may, upon not less than five (5) days prior written notice to Lender specifying the date of prepayment, prepay all Advances in full and terminate the Commitment; provided, however, that the Borrower shall pay to Lender as liquidated damages and compensation for the costs of being prepared to make funds available to Borrower hereunder an amount determined as follows: (A) two percent (2%) of the Maximum Credit Amount for any prepayment made during the first year after the date of this Agreement, (B) one percent (1%) of the Maximum Credit Amount for any prepayment made during the second year after the date of this Agreement, (C) one-half of one percent (.5%) of the Maximum Credit Amount for any prepayment made during the third year after the date of this Agreement, or (D) one-half of one percent (.5%) of the Maximum Credit Amount for any prepayment made during the fourth year after the date of this Agreement.

                        ARTICLE 3. CONDITIONS OF LENDING

        Section 3.01 Conditions to Funding. The Lender's obligations to make the Advances provided for herein shall be subject to compliance by the Borrower of all covenants and agreements contained in this Agreement, and to the satisfaction, at or before the date of execution hereof, of all of the following conditions precedent:

               (a) Receipt of Documents. The Lender shall have received each of the following, in form and substance satisfactory to the Lender and its counsel or in the form attached hereto as an Exhibit, as the case may be:

                      (1) The Note. The Note duly executed by the Borrower;

                      (2) Certificates of the Clerk/Secretary or Assistant
               Clerk/Assistant Secretary of the Borrower. Certificates of the Clerk/Secretary or Assistant Clerk/Assistant Secretary of the Borrower and each of the Guarantors, dated the date of execution of this Agreement, containing copies of the charter documents of such Borrower or Guarantor as certified by the Secretary of State of such Borrower's or Guarantor's jurisdiction of incorporation, the by-laws of the Borrower or Guarantor, and resolutions of the Board of Directors duly authorizing the execution, delivery and performance by the Borrower or the Guarantor of all of the Lender Agreements to which the Borrower or such Guarantor is a party and all other transactions contemplated thereby, such certificates also shall certify that such charter documents, by-laws and resolutions are complete and accurate and shall certify as to the names and true signatures of the officers authorized to sign the Lender Agreements;

                      (3) Certificate of the Treasurer, Chief Financial Officer
               or Chief Accounting Officer of Borrower. A certificate of the Treasurer, Chief Financial Officer or Chief Accounting Officer of Borrower dated the date of execution of this Agreement, to the effect that the conditions stated in Sections 3.01(g) and 3.01(i) hereof have been satisfied;

                      (4) Opinion of Counsel. Opinion of Bingham, Dana & Gould,
               counsel to the Borrower and the Guarantors, dated the date of execution of this Agreement; and

                      (5) Certain Security Documents pertaining to Personal
               Property. The Lender shall have received the following, each of which shall be in form and substance satisfactory to the Lender:

                             (i) Security Agreements, duly executed on behalf of
               the Borrower and each of the Guarantors (as amended, modified or supplemented from time to time, the "Security Agreements").

                             (ii) Evidence of the completion of all recordings
               and filings of or with respect to, and of all other actions with respect to, the above Security Documents as may be necessary or, in the opinion of the Lender, desirable to create or perfect the liens created or purported to be created by such Security Documents as valid, continuing and perfected liens in favor of the Lender securing the Lender Obligations, having the priority purported to be given such liens under such Security Documents; and evidence of the payment of any necessary fee, tax or expense relating to such recording or filing.

                             (iii) The Guaranty Agreements, duly executed and
               delivered by each of the Guarantors and in full force and effect.

                             (iv) Evidence that all other actions necessary or,
               in the opinion of the Lender, desirable to create, perfect or protect the liens created or purported to be created by the above Security Documents have been taken.

                      (6) PHI Acquisition Documents. A photocopy of a fully
               executed original counterpart of each PHI Acquisition Document and each of the other documents, agreements, certificates or instruments delivered or to be delivered in connection with the transactions contemplated by the PHI Acquisition Documents shall have been delivered to the Lender; and each such PHI Acquisition Document or other document, agreement, certificate or instrument shall be in the form thereof heretofore determined by the Lender to be satisfactory to it.

                      (7) Other Documents. Such other documents, certificates
               and opinions as the Lender may reasonably request.

               (b) Representations and Warranties. The representations and warranties herein and those made by or on behalf of the Borrower in any other Lender Agreement shall be correct as of the date of execution of this Agreement, with the same effect as if made at and as of such time.

               (c) No Default, Etc. There shall exist no Default prior to, upon the making of, or after giving effect to, any of the Advances hereunder.

               (d) Legality. The making of the Advances evidenced by the Note shall not be prohibited by any law or governmental order or regulation applicable to the Lender, or to the Borrower and all necessary consents, approvals and authorizations of any Person for all the loans made pursuant to this Agreement shall have been obtained.

               (e) Litigation. There shall exist no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or threatened, or, to the best knowledge of the Borrower, any basis therefore, with respect to the Advances being made hereunder.

               (f) Closing Fee. The Borrower shall have paid to the Lender a closing fee in the amount of $62,500 (0.25% of the Maximum Credit Amount), which amount shall be reduced by any amounts previously collected by the Lender from the Borrower in connection with this Agreement.

               (g) PHI Acquisition. The PHI Acquisition shall have been duly consummated in accordance with the PHI Acquisition Documents.

               (h) PHI Field Examination. The Lender shall have completed to its satisfaction a field examination of the books, records, accounts and inventory of PHI.

               (i) Offering. The offering of (i) $135,000,000 10 1/2% Senior Notes due 2004, (ii) the 33,000 Units consisting of 33,000 shares of 12 1/2% Series A Senior Redeemable Preferred Stock, 82.7429 shares of Common Stock and warrants to purchase 82.7429 shares of Common Stock, shall have been consummated as described in the Offering Memorandum dated August 5, 1997.

               (j) Absence of Certain Changes. Since the date of the Base Financial Statements, there shall not have been any change in the financial condition, properties, assets, liabilities, business or operations of the Borrower or any of the Guarantors which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to the Borrower or any of the Guarantors, taken as a whole.

               (k) Redemption of Preferred Stock. The Borrower shall have redeemed all outstanding shares of Series B Preferred Stock and all outstanding shares of Series C Preferred Stock.

               (l) CIP Payments. The Borrower shall have made a complete and final settlement of all CIP Payments by paying to BancBoston Capital Inc. an aggregate amount of not more than $6,750,000.

        Section 3.02 Conditions to each Advance. The Lender's obligations to make Advances to the Borrower from time to time pursuant to this Agreement shall be subject to compliance by the Borrower, with the covenants and agreements contained in this Agreement and each other Lender Agreement, and to the satisfaction, at or before making each Advance, of all of the following conditions precedent:

               (a) Representations and Warranties. The representations and warranties herein and those made by or on behalf of the Borrower in any other Lender Agreement shall be correct as of the date on which any Advance is made with the same effect as if made at and as of such time (except with respect to transactions not prohibited hereby) and except that references in Article 5 to the Base Financial Statements shall refer to the most recent quarterly or annual financial statements furnished to the Lender pursuant to Article 6 hereof.

               (b) No Default, Etc. On the date of any Advance hereunder, there shall exist no Default prior to, upon the making of, and after giving effect to, the Advance.

               (c) Legality. The making of the requested Advance shall not be prohibited by any law or governmental order or regulation applicable to the Lender or the Borrower and all necessary consents, approvals and authorizations of any Person for any such Advance shall have been obtained.

               (d) Borrowing Base Certificate. The Lender shall have received a Borrowing Base Certificate as to the computation of credit available to the Borrower pursuant to Section 2.02(f) dated as of June 28, 1997.

                        ARTICLE 4. PAYMENT AND REPAYMENT

        Section 4.01 Mandatory Prepayment. If at any time the aggregate outstanding principal balance of all Advances outstanding exceeds the amount available under Section 2.01, then the Borrower shall immediately repay to the Lender an amount equal to such excess.

        Section 4.02 Voluntary Prepayment. With respect to a Base Rate Advance and, subject to the provisions of Section 2.14, the Borrower may make prepayments to the Lender on account of any outstanding principal amount of the Note, without premium or penalty. Any outstanding principal amount of a LIBOR Rate Advance may be prepaid prior to the expiration date of the relevant Interest Period, subject to the provisions of Sections 2.10(b) and 2.14.

        Section 4.03 Notice of Prepayment; Payment and Interest Cutoff. Notice of each prepayment to be made pursuant to Section 4.02 hereof shall be given to the Lender not later than 12:00 noon Boston, Massachusetts time on the date of such prepayment and shall specify the type and total principal amount of outstanding Advances to be paid on such date. Notice of prepayment having been given in compliance with this Section 4.03, the amount specified to be prepaid shall become due and payable on the date specified for prepayment and from and after said date (unless the Borrower shall default in the payment thereof) interest thereon shall cease to accrue. Unpaid interest on the principal amount so prepaid accrued to the date of prepayment shall be due on the date of prepayment.

        Section 4.04 Method of Payment. All prepayments and all other payments provided for under this Agreement may be charged by the Lender against the Borrower's account with the Lender.

                    ARTICLE 5. REPRESENTATIONS AND WARRANTIES

        In order to induce the Lender to enter into this Agreement and to make the Advances from time to time as contemplated hereby, the Borrower hereby makes the following representations and warranties:

        Section 5.01 Corporate Existence, Good Standing, Etc. Each of Borrower and its Subsidiaries (a) is a corporation validly organized, legally existing and in good standing under the laws of the jurisdiction in which it is organized and (b) has all requisite corporate power and authority to own or to hold under lease its properties and conduct its business as now conducted and as proposed to be conducted by it. The Borrower has the corporate power to enter into and perform this Agreement, and all other Lender Agreements delivered by it on the date hereof.

        Section 5.02 Principal Place of Business; Location of Records. The principal place of business of Borrower and each of its Subsidiaries is listed on Schedule 5.02. The locations of the principal books and records or true and complete copies thereof relating to the accounts and contracts of Borrower and its Subsidiaries as of the date hereof are listed on Schedule 5.02.

        Section 5.03 Qualification. Borrower and each of its Subsidiaries is duly qualified, licensed and authorized to do business and is in good standing as a foreign corporation in each jurisdiction where its failure to be so qualified, licensed or authorized to do business would have a material adverse effect upon the business, properties, assets, operations or condition, financial or otherwise, of Borrower and its Subsidiaries, taken as a whole.

        Section 5.04 Guarantors. Borrower owns 100% of the outstanding capital stock of each of the Guarantors.

        Section 5.05 Corporate Power. Except as set forth in Schedule 5.05, the execution, delivery and performance of this Agreement, the Note and all other Lender Agreements and other documents delivered by the Borrower or any of the Guarantors to the Lender, and the incurrence of Indebtedness to the Lender hereunder or thereunder, now or hereafter owing:

               (a) are within the corporate power of the Borrower or the Guarantor party thereto having been duly authorized by the Board of Directors or other similar governing body of such Borrower or Guarantor, and, if required by law, by such Borrower's or Guarantor's charter documents or by its by-laws, and/or by such Borrower's or Guarantor's stockholders;

               (b) do not require any approval or consent of, or filing with, any governmental agency or other Person (or such approvals and consents have been obtained and delivered to the Lender) and are not in contravention of law or the terms of the charter documents or by-laws of such Borrower or Guarantor or any amendment thereof, except to such extent as shall have no material adverse effect on the business, properties, assets, operations or condition, financial or otherwise, of Borrower and its Subsidiaries, taken as a whole; and

               (c)    do not and will not

                      (1) result in a breach of or constitute a default under
               any indenture or loan or credit agreement or any other agreement, lease or instrument to which either the Borrower or any of the Guarantors are a party or by which the Borrower or any of the Guarantors, or any of their respective properties are bound or affected, except to such extent as shall have no material adverse effect on the business, properties, assets, operations or condition, financial or otherwise, of Borrower and its Subsidiaries, taken as a whole,

                      (2) result in, or require, the creation or imposition of
               any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature on any property now owned or hereafter acquired by the Borrower or any of the Guarantors, except as provided in the Lender Agreements, or

                      (3) result in a violation of or default under any law,
               rule, regulation, order, writ, judgment, injunction, decree, determination, award, indenture, agreement, lease or instrument now in effect having applicability to the Borrower or any of the Guarantors, or to any of their respective properties, except to such extent as shall have no material adverse effect on the business, properties, assets, operations or condition, financial or otherwise, of Borrower and its Subsidiaries, taken as a whole.

        Section 5.06 Valid and Binding Obligations. This Agreement, the Note, and all the other Lender Agreements executed in connection herewith and therewith constitute, or will constitute when delivered, the valid and binding obligations of the Borrower or the Guarantors who are parties thereto, enforceable in accordance with their respective terms.

        Section 5.07 Other Agreements.

               (a) Neither Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement (other than agreements or instruments evidencing Indebtedness permitted by Sections 9.01 and 9.06), or any lease or other agreement or instrument, or subject to any charter or corporate restriction, which is likely to have a material adverse effect on the business, properties, assets, operations or condition, financial or otherwise of Borrower and its Subsidiaries, taken as a whole, or on the Borrower's ability to carry out any of the provisions of this Agreement, the Note or any of the Lender Agreements executed in connection herewith and therewith.

               (b) Except as set forth on Schedule 5.07 hereto, neither Borrower nor any of its Subsidiaries is a party to any agreement or instrument, or subject to any charter or corporate restriction, which would prohibit Borrower or any of its Subsidiaries from pledging or granting a security interest in or lien on all or any of the assets of Borrower or its Subsidiaries in favor of the Lender as security for the Lender Obligations, except for:

                      (1) agreements or instruments evidencing Indebtedness
               permitted under Sections 9.01(c), 9.01(d), 9.01(e), 9.01(f),
               9.01(g), or 9.01(i) but only to the extent such agreements or instruments prohibit Borrower or its Subsidiaries from pledging or granting in favor of the Lender a security interest in or lien on the specific assets pledged to secure such Indebtedness;

                      (2) agreements or instruments evidencing Indebtedness
               permitted under Section 9.06; or

                      (3) contracts, leases and contract and lease rights that,
               pursuant to applicable law or regulation or their terms, are not assignable.

        Section 5.08 Payment of Taxes. Except as set forth in Schedule 5.08 hereto, Borrower and each of its Subsidiaries has filed all federal, state, county, local, foreign or other income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, employment and payroll related tax, property tax and all other tax returns which are required to be filed by it and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received, for which the failure to file or pay would have a material adverse effect upon the financial condition of Borrower and its Subsidiaries, taken as a whole. The Borrower has no knowledge of any material assessments for any taxes for which adequate reserves have not been established.

        Section 5.09 Financial Statements. The Base Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and present fairly in all material respects the financial condition of Borrower and its Subsidiaries, subject, in the case of interim financial statements, to audit and year-end adjustment.

        Section 5.10 Stock. As of August 8, 1997, there were presently issued and outstanding by the Borrower the shares of capital stock indicated on
Schedule 5.10. All such shares of stock are validly issued, fully paid and non-assessable. As of the date hereof, Borrower does not have any other capital stock of any class outstanding.

        Section 5.11 Changes in Condition. Except as set forth in Schedule 5.11 hereto, since the date of the Base Financial Statements, there has been no material adverse change in the business or assets or in the condition, financial or otherwise, of Borrower and its Subsidiaries, taken as a whole. Except as set forth on Schedule 5.11 hereto or as contemplated by this Agreement, neither Borrower nor any of its Subsidiaries has any known contingent liabilities of any material amount which are not referred to in the Base Financial Statements or other written materials provided to the Lender (other than contingent liabilities of Subsidiaries of Borrower acquired after the date of the Base Financial Statements that are not included within the Base Financial Statements).

        Section 5.12 Title to Real Property.

               (a) Borrower and its Subsidiaries have good and marketable title to the real property described as owned by them in Schedule 5.12 hereto, subject only to the liens and other encumbrances described in said
        Schedule 5.12 or as otherwise permitted by Section 9.02.

               (b) All material leases of real property necessary to the operation by Borrower and its Subsidiaries of their businesses are in full force and effect.

        Section 5.13 Title to Personal Property. Except as set forth on Schedule 5.13, Borrower and its Subsidiaries have good and marketable title to all personal property and assets of every type and description used by them in their business, free and clear of any and all mortgages, liens, pledges, privileges, charges or encumbrances of every kind, nature and description, except for liens permitted by Section 9.02, and all properties and assets of Borrower and its Subsidiaries used by them in their business are in their possession or custody or under their control and all of their operating assets are in good operating condition and repair, normal wear and tear excepted, except where the failure
(a) to possess or have custody or control of such assets or (b) to maintain such assets in good operating condition and repair, would not have a material adverse affect on the business, operations or financial condition of Borrower and its Subsidiaries, taken as a whole.

        Section 5.14 Patents; Trademarks; Etc.

               (a) Except as set forth in Schedule 5.14 hereto, Borrower and each of its Subsidiaries has the rights to use all patents, trade secrets, trademarks, trade names, brand names, service marks and copyrights, designs, permits, labels, packages and displays which are necessary or desirable for the businesses or operations of Borrower or its Subsidiaries as now conducted or as proposed to be conducted and where the failure to so have such rights would have a material adverse affect on the business, operations or financial condition of Borrower and its Subsidiaries, taken as a whole.

               (b) All of such patents, trade secrets, trademarks, trade names, brand names, service marks and copyrights are valid and in full force and effect, and there is no claim by or demand of any person pertaining to, and there is no pending or (to the best knowledge of the Borrower) threatened action, suit, proceeding or investigation relating to, or the outcome of which, either individually or in the aggregate with any other such claim or demand, could materially affect, any rights of Borrower or its Subsidiaries in respect of any patents, trade secrets or copyrights used in the business operations of Borrower and its Subsidiaries; nor to the knowledge of the Borrower is there a basis for any such claim, suit, proceeding or investigation.

               (c) Neither Borrower nor any of its Subsidiaries is a party to or bound by any agreement or contract (whether written or oral) containing any covenant prohibiting it from competing in any business with any Person in any territory presently conducted or proposed to be conducted by it or from competing with any Person or prohibiting it from doing any kind of business presently conducted or proposed to be conducted by it, other than those covenants which in the aggregate are not likely to have a material adverse affect on the business, operations or financial condition of Borrower and its Subsidiaries, taken as a whole.

        Section 5.15 Litigation. Except as set forth in Schedule 5.15 hereto, there is no material litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or threatened, or to the knowledge of the Borrower, any basis therefor, which involves a material risk of any judgment or liability not covered by insurance which may result, either individually or in the aggregate, in any material adverse change in the business or assets or in the condition, financial or otherwise, of Borrower and its Subsidiaries, taken as a whole, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against Borrower or any of its Subsidiaries which has or is not reasonably likely to have a material adverse effect on the business or assets or on the condition, financial or otherwise, of Borrower and its Subsidiaries, taken as a whole.

        Section 5.16 Compliance with Laws and Contracts, Etc.

               (a) Borrower and each of its Subsidiaries is in compliance in all material respects with, each provision of any applicable law, or any judgment, decree or order of any court or governmental or regulatory authority, bureau, agency or official applicable to Borrower or its Subsidiaries or the business or operations of Borrower or its Subsidiaries, except where the failure to so comply is not reasonably likely to, individually or in the aggregate, have a material adverse effect on the financial position, business, or operations of Borrower and its Subsidiaries, taken as a whole.

               (b) To the best knowledge of the Borrower, Borrower and each of its Subsidiaries is in compliance in all material respects with the Clean Air Act, the Federal Water Pollution Control Act, the Marine Protection Research and Sanctuaries Act, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act and any similar state or local statute or regulation in effect in any jurisdiction in which any properties of Borrower or any Subsidiary is located or where any of them conducts its business, and with all applicable published rules and regulations (and applicable standards and requirements) of the United States Environmental Protection Agency and of any similar agencies in states or foreign countries in which Borrower or any of its Subsidiaries conducts its business other than those which in the aggregate are not likely to have a material adverse affect on the financial position, business or operations of Borrower and its Subsidiaries, taken as a whole.

               (c) Except as set forth in Schedule 5.16 hereto, to the best knowledge of the Borrower, no Hazardous Material is present in any real property currently or formerly owned or operated by Borrower or any of its Subsidiaries except that which is not likely to have a material adverse effect on the financial position, business or operations of Borrower and its Subsidiaries, taken as a whole.

               (d) Except as set forth in Schedule 5.16 hereto, to the best knowledge of the Borrower, there are no investigations, actions and proceedings, of whatsoever nature arising under any applicable law which pertain to the protection of the environment to which Borrower or any of its Subsidiaries is a party or to which any of their businesses or assets are subject which are reasonably likely to have a material adverse effect on Borrower and its Subsidiaries or their assets, properties or businesses, taken as a whole, and there are no facts known to the Borrower that would in the judgment of the management of the Borrower provide a basis for any such investigation, action or proceeding relating to the environment or to the discharge of matter into the air, ground or water which are reasonably likely to have a material adverse effect on the business, operations or financial condition of Borrower and its Subsidiaries, taken as a whole.

               (e) None of Borrower or its Subsidiaries is in violation of or in default under any provision of its charter documents or by-laws, or any provision of any contract, agreement or instrument (including, without limitation, any writing evidencing any Indebtedness or any guarantee) to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries or any of their properties is bound or affected, the violation or default under or in respect of which are reasonably likely to, individually or in the aggregate, materially adversely affect the financial position, business or operations of Borrower and its Subsidiaries, taken as a whole.

        Section 5.17 Pension Plans; Employees and Benefits.

               (a) Borrower and its Subsidiaries have listed on Schedule 5.17 all of their Pension Plans. All of the Pension Plans of Borrower and its Subsidiaries are in material compliance with the provisions of ERISA. None of such Pension Plans which are subject to the minimum funding or termination insurance provisions of ERISA have a funding deficiency as of the date hereof.

               (b) Neither Borrower nor any of its Subsidiaries has incurred or expects to incur any withdrawal liability to a Multiemployer Pension Plan under the provisions of Section 4201 of ERISA.

               (c) Each of Borrower and its Subsidiaries has complied with all withholding, FICA and other employment tax obligations, except where the failure to so comply would not have a material adverse effect on the business, operations or financial condition of Borrower and its Subsidiaries, taken as a whole.

        Section 5.18 Outstanding Borrowed Funds Indebtedness. Neither Borrower nor any of its Subsidiaries has any outstanding Borrowed Funds Indebtedness, other than Borrowed Funds Indebtedness permitted under Section 9.01.

        Section 5.19 Employment Practices. To the best of Borrower's knowledge, Borrower and its Subsidiaries are in substantial compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours, other than those which in the aggregate are not reasonably likely to have a material adverse effect on the financial position, business or operations of Borrower and its Subsidiaries, taken as a whole. Neither Borrower nor any of its Subsidiaries is engaged in any unfair labor practice. Schedule 5.19 lists all collective bargaining agreements covering any domestic employees of Borrower or any of its Subsidiaries.

        Section 5.20 Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the assets of Borrower and its Subsidiaries, taken as a whole.

                               ARTICLE 6. REPORTS

        Section 6.01 Monthly Financial Statements and Reports. As soon as available, and in any event within 30 days after the end of the first eleven fiscal months of Borrower (except such period may be 65 days with respect to first fiscal month of the fiscal year of Borrower and 45 days with respect to the last fiscal month of each fiscal quarter of Borrower), the Borrower shall furnish to the Lender:

               (a) an unaudited consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the end of such month and the related unaudited year-to-date consolidated and consolidating statements of earnings, stockholders' equity and cash flows for such month, which statements shall be accompanied by a certificate in substantially the form of Exhibit B ("Compliance Certificate") executed by the Chief Financial Officer, Treasurer or Chief Accounting Officer of Borrower. Borrower shall notify the Lender by telephone on the day that it delivers each Compliance Certificate;

               (b) an aging of the Borrower's and the Guarantors' accounts receivable, on a consolidated basis, as of the end of the subject fiscal quarter or, at the request of the Lender, as of the end of any other period, signed by such person whom the Lender reasonably believes to be authorized to act in this regard on behalf of the Borrower and the Guarantors, in such form as the Lender may specify from time to time; and

               (c) a certificate concerning the Borrower's and the Guarantors' inventory, on a consolidated basis, as of the end of the subject month signed by the Chief Financial Officer, Treasurer or Chief Accounting Officer, in such form as the Lender may specify from time to time.

        Section 6.02 Annual Projections. As soon as available, but in any event within 30 days after the commencement of each fiscal year, the Borrower shall furnish to the Lender a report on annual projections of Borrower and each of its Subsidiaries for such fiscal year.

        Section 6.03 Annual Financial Statements. As soon as available, but in any event within 90 days after the end of each fiscal year of Borrower, the Borrower shall furnish to the Lender a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings, stockholders' equity and of cash flows for such fiscal year, in each case reported on by Grant Thornton LLP or by another independent certified public accounting firm of recognized national standing reasonably acceptable to the Lender, to the effect that such statements present fairly, in all material respects the financial position of Borrower and its Subsidiaries for the periods covered in accordance with generally accepted accounting principles, said report to be without qualification, except in cases of unresolved litigation and accounting changes with which such accountants concur, together with the statement of such accountants that they have caused the provisions of Article 7 and 9 of this Agreement to be reviewed and that nothing has come to their attention to lead them to believe that any Default exists under such Articles or specifying any Default thereunder and the nature thereof, and a Compliance Certificate executed by the Chief Financial Officer, Treasurer or Chief Accounting Officer of Borrower. The Borrower also shall furnish to the Lender an unaudited consolidating balance sheet of Borrower and its Subsidiaries as of the end of each fiscal year of Borrower and the related unaudited consolidating statements of earnings, stockholders equity and cash flows for each such fiscal year.

        Section 6.04 Notice of Defaults. As soon as possible, and in any event within three Banking Days after any executive officer of Borrower or any of its Subsidiaries knows of the occurrence of any Default, the Borrower shall furnish the Lender with the statement of the Chief Financial Officer, Treasurer or Chief Accounting Officer of Borrower, setting forth details of such Default and the action which the Borrower has taken or propose to take with respect thereto.

        Section 6.05 Notice of Litigation. Promptly after the commencement thereof, the Borrower shall furnish the Lender with written notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower or any of its Subsidiaries, which, if adversely determined, would materially affect the business, properties, or financial or operating condition of Borrower and its Subsidiaries, taken as a whole.

        Section 6.06 Notice of Loss of Contracts. Promptly after the occurrence thereof, the Borrower shall notify the Lender of any material adverse change in, or loss of, any contract, agreement or arrangement to which Borrower or any of its Subsidiaries is a party, which accounted for in excess of five percent (5%) of the consolidated total revenues of Borrower and its Subsidiaries, taken as a whole, during the four most recently-ended fiscal quarters.

        Section 6.07 Communications with Others. Promptly after the sending thereof, the Borrower shall furnish the Lender with copies of all proxy statements, financial statements and reports which Borrower sends to all members of any class of stockholders as a group or to all bondholders as a group, and copies of all regular, periodic and special reports and all registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national or regional securities exchange.

        Section 6.08 Reportable Events. At any time that Borrower or any of its Subsidiaries has a Pension Plan, the Borrower shall furnish to the Lender within thirty (30) days after Borrower or any of its Subsidiaries has notified the Pension Benefit Guaranty Corporation that a Reportable Event with respect to any such Pension Plan has occurred, a statement of the Chief Financial Officer, Treasurer or Chief Accounting Officer of Borrower, setting forth the details of such Reportable Event and the action which the Borrower has taken or proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation.

        Section 6.09 Annual Pension Reports. At any time that Borrower or any of its Subsidiaries has a Pension Plan, the Borrower shall at the request of the Lender furnish to the Lender, promptly after the filing thereof with the Internal Revenue Service, the Secretary of Labor, the Pension Benefit Guaranty Corporation or other appropriate government agency, copies of each annual report (including schedules and attachments) which is filed with respect to each Pension Plan for each such plan year. Upon request, the Borrower also shall furnish to the Lender.

               (a) a statement of assets and liabilities of such Pension Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year;

               (b) a report of an independent certified public accountants of recognized standing acceptable to the Lender relating to such Pension Plan to the extent that any such report for the Pension Plan is required by law; and

               (c) an actuarial statement of such Pension Plan applicable to such plan year, together with an opinion of an enrolled actuary of recognized standing acceptable to the Lender, to the extent that any such statement or opinion for the Pension Plan is required by law.

        Section 6.10 Multiemployer Pension Plans. If Borrower or any of its Subsidiaries or any Person which is a member of the controlled group or under common control with Borrower or any of its Subsidiaries (within the meaning of Section 414(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or
Section 4001(b)(1) of ERISA) (a "Control Group Person") is required to make contributions to a Multiemployer Pension Plan, (a) the Borrower shall notify the Lender within thirty (30) days after the withdrawal from such Multiemployer Pension Plan by Borrower or any of its Subsidiaries or any such Control Group Person of the event giving rise to any such withdrawal if such withdrawal could reasonably result in the imposition of any material withdrawal liability on such Company or any such Control Group Person pursuant to Section 4201 of ERISA, and
(b) the Borrower shall promptly provide the Lender with copies of all assessments of such withdrawal liability received by Borrower or any of its Subsidiaries or any such Control Group Person.

        Section 6.11 Reports to Other Creditors. Promptly after filing the same, the Borrower shall furnish to the Lender copies of any compliance certificate and other information that is material to the Lender or requested by the Lender and is furnished to any other holder of the securities (including the Senior Notes, the Series A Senior Preferred Stock and any other debt obligations) of Borrower or any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender pursuant to any other provision of this Agreement.

        Section 6.12 Management Letters. Promptly after the receipt thereof, the Borrower shall furnish to the Lender copies of any management letter addressed to the Audit Committee of the Board of Directors of Borrower from Borrower's independent public accountants.

        Section 6.13 New Subsidiaries; Subordinated Indebtedness. Within thirty days after the end of each quarter in which an acquisition has occurred, the Borrower shall furnish to the Lender (a) a complete list of all Subsidiaries updated to reflect all Subsidiaries formed, acquired, dissolved or merged out of existence during such quarter, (b) a list of all Subordinated Indebtedness outstanding as of the end of such quarter setting forth the holders and the amounts of such Indebtedness, (c) Subordination Agreements from the holders of all Subordinated Indebtedness issued during such quarter, and (d) with respect to any Subsidiary formed or acquired during such quarter (i) such instruments, agreements and other documents as the Lender may deem necessary or appropriate to reflect that such Subsidiary has become jointly and severally liable for all Lender Obligations (collectively, the "Joinder Documents"), (ii) a certificate of a corporate officer of such Subsidiary attesting as to its charter documents, by-laws, the resolutions of the Board of Directors authorizing the execution, delivery and performance of the Joinder Documents, and the incumbency of the officers authorized to sign the Joinder Documents.

        Section 6.14 Miscellaneous. The Borrower shall provide the Lender with such other information as the Lender may from time to time reasonably request respecting the business, properties, condition or operations, financial or otherwise, of Borrower or any of its Subsidiaries.

                        ARTICLE 7. FINANCIAL RESTRICTIONS

        On and after the date hereof, until all of the Lender Obligations shall have been paid in full, the Borrower shall cause Borrower and its Subsidiaries to observe the following covenants:

        Section 7.01 Maximum Total Leverage Ratio. Borrower and its Subsidiaries on a consolidated basis shall at all times maintain a Maximum Total Leverage Ratio at the end of each fiscal quarter not in excess of the ratio on Schedule
7.01 attached hereto set forth next to such fiscal quarter.

        Section 7.02 Total Fixed Charge Coverage Ratio. Borrower and its Subsidiaries on a consolidated basis shall maintain a Total Fixed Charge Coverage Ratio (i) at the end of the second and third quarter of Borrower's 1998 fiscal year not less than .75:1.00 and (ii) at the end of each subsequent fiscal quarter not less than 1.00:1.00.

                        ARTICLE 8. AFFIRMATIVE COVENANTS

        On and after the date hereof, until all of the Lender Obligations shall have been paid in full, the Borrower covenants that it will comply, and will cause each of its Subsidiaries to comply, with the following covenants and provisions:

        Section 8.01 Taxes and Other Obligations. Each of Borrower and its Subsidiaries (i) will duly pay and discharge, or cause to be paid and discharged, when the same shall become due and payable, all material taxes, assessments and other governmental charges, imposed upon it and its properties, sales and activities, or upon the income or profits therefrom, as well as the claims for labor, materials, or supplies which if unpaid might by law become a lien or charge upon any of its properties, and (ii) will promptly pay or cause to be paid when due, or in conformance with customary trade terms (but not later than ninety (90) days from the due date in the case of trade debt), all lease obligations, trade debt and all other Indebtedness incident to the operations of Borrower and its Subsidiaries; provided, however, that neither Borrower nor any of its Subsidiaries shall be required to make any such payment at any time while it shall be contesting in good faith by appropriate actions its obligations to do so if it shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) adequate with respect thereto, all determined in accordance with generally accepted accounting principles and reflected in the financial statements to be delivered to the Lender under Section 6.03. Each of Borrower and its Subsidiaries shall cause all required tax returns and all amounts shown as due therein to be timely filed (after giving effect to any extensions) and paid, as the case may be, and take all other steps necessary to maintain its good standing under the laws of its state of incorporation and the laws of any jurisdiction where it is qualified, licensed and authorized to do business as a foreign corporation, except where the failure to be so qualified, licensed or authorized to do business as a foreign corporation would not have a material adverse effect upon the business, properties, assets, operations or condition, financial or otherwise, of Borrower and its Subsidiaries, taken as a whole.

        Section 8.02 Maintenance of Property. Each of Borrower and its Subsidiaries shall maintain its property in good repair and working order, ordinary wear and tear excepted. Each of Borrower and its Subsidiaries shall replace and improve its property as necessary for the conduct of its business.

        Section 8.03 Insurance. Each of Borrower and its Subsidiaries (a) will keep its principal assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion or hazards, by extended coverage in an amount and with deductibles at least as favorable as those generally maintained by companies in similar businesses similarly situated, and (b) will maintain with financially sound and reputable insurers workmen's compensation insurance and insurance against other hazards and risks and liability to persons and property as customary for companies in similar businesses similarly situated; provided, however, that it may effect workmen's compensation insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction and may also be a self-insurer with respect to workmen's compensation and with respect to group medical benefits under any medical benefit plan of Borrower or any of its Subsidiaries. The Borrower will upon request of the Lender, render to the Lender a statement in reasonable detail as to all insurance coverage required by this Section. A description of the material elements of insurance coverage of each of Borrower and its Subsidiaries as of the date hereof is set forth on Schedule 8.03.

        Section 8.04 Records, Accounts and Places of Business. Each of Borrower and its Subsidiaries shall maintain comprehensive and accurate records and accounts in accordance with generally accepted accounting principles. The Borrower will, upon the request of the Lender, notify the Lender of (a) changes in the places of business and or locations of books and records of Borrower and its Subsidiaries and (b) any additional places of business or locations of books and records of Borrower and its Subsidiaries which may arise hereafter.

        Section 8.05 Inspection. At any reasonable time and from time to time, each of Borrower and its Subsidiaries shall permit the Lender and any of its agents or representatives, at the Borrower's expense, to examine and make copies of and abstracts from the records and books of account and inventory of, and visit the properties of, and conduct field examinations of, each of Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower or any of its Subsidiaries with any officer or director of Borrower or any of its Subsidiaries; provided, however, that, prior to the occurrence of an Event of Default, the Borrower will not be required to pay for more than one such inspection in any fiscal year unless the aggregate outstanding balance of all Advances plus the aggregate potential amount available to be drawn under all L/Cs issued by the Lender for the account of the Borrower in accordance with
Section 2.12 hereof and 20% the aggregate potential liability under all Foreign Exchange Contracts issued by the Lender for the account of the Borrower in accordance with Section 2.13 hereof averaged over the 60 day period prior to a second inspection during any fiscal year exceeds (i) 50% of the Maximum Credit Amount or (ii) 50% of the average Borrowing Base during such period, in which case the Borrower shall be required to pay for such second inspection.

        Section 8.06 Change in Officers or Directors. Borrower will promptly notify the Lender in writing if any of the present senior executive officers or any directors of Borrower ceases to serve in such capacities, for any reason.

        Section 8.07 Existence and Business. Except for mergers and consolidations permitted under Section 9.06 hereof, the Borrower shall maintain its corporate existence and shall comply in all material respects with all valid and applicable statutes, rules and regulations, except where the failure to so comply would not be likely to have a material adverse effect on the financial position, business or operations of Borrower and its Subsidiaries, taken as a whole.

        Section 8.08 Use of Proceeds. The proceeds of the Advances will be used for working capital and other lawful general corporate purposes of the Borrower or the Guarantors. None of the Borrower or any of the Guarantors will use any of the proceeds of the Advances to purchase or carry "margin stock" (as defined in Regulation U).

        Section 8.09 Participation in Multiemployer Pension Plan. The Borrower shall promptly notify the Lender in writing in the event that Borrower or any of its Subsidiaries commences participation in a Multiemployer Pension Plan with liabilities in excess of $1,000,000.

                          ARTICLE 9. NEGATIVE COVENANTS

        On and after the date hereof, until all of the Lender Obligations shall have been paid in full, the Borrower covenants that it will not, and will not permit any of its Subsidiaries to, directly or indirectly:

        Section 9.01 Restrictions on Borrowed Funds Indebtedness. Create, incur, suffer or permit to exist, or assume or guarantee, either directly or indirectly, or otherwise become or remain liable with respect to, any Borrowed Funds Indebtedness, except the following:

               (a) Indebtedness consisting of Lender Obligations;

               (b) Subordinated Indebtedness incurred in connection with a Permitted Acquisition;

               (c) Indebtedness in connection with the Senior Notes;

               (d) Guaranties permitted under Section 9.05;

               (e) An aggregate of $5,000,000 of Indebtedness incurred under capitalized leases and acquisitions of fixed assets;

               (f) Indebtedness incurred in connection with the issuance of notes (i) by the Borrower to any domestic Subsidiary, (ii) by any domestic Subsidiary to the Borrower, or (iii) by any domestic Subsidiary to any other domestic Subsidiary;

               (g) Indebtedness incurred in connection with the W.P. Carey Lease or any refinancing or replacement thereof not to exceed $9,000,000;

               (h) Indebtedness of foreign Subsidiaries not subject to a Guaranty by the Borrower or any Guarantor; and

               (i) The existing Indebtedness attached hereto as Schedule 9.01;
        and

               (j) Additional Borrowed Funds Indebtedness in an aggregate amount not to exceed $2,000,000.

        Section 9.02 Restriction on Liens. Create or incur or suffer to be created or incurred or to exist any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any of its property or assets of any character, whether now owned or hereafter acquired, or transfer any of such property or assets for the purposes of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors, or acquire or agree or have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement or suffer to exist for a period of more than

30 days after the same shall have been incurred (without posting adequate security therefor) any Indebtedness against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors, or sell, assign, pledge or otherwise transfer for security any of its accounts, contract rights, general intangibles, or chattel paper (as those terms are defined in the Massachusetts Uniform Commercial Code) with or without recourse; provided, however, that Borrower or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

               (a) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security, in connection with casualty insurance, to secure the performance of covenants, performance bonds, and liens for taxes, assessments or governmental charges or levies and liens to secure claims for labor, material or supplies or in connection with contested claims to the extent that payment thereof shall not at the time be required to be made in accordance with Section 8.01;

               (b) Encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property which do not materially detract from the value of such property or impair its use in the business of the owner or lessee;

               (c) Liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings;

               (d) Liens arising by operation of law to secure landlords, lessors or renters under leases or rental agreements made in the ordinary course of business and confined to the premises or property rented;

               (e) the pledge of notes from Subsidiaries to secure the Senior Notes as described in the Offering Memorandum dated July 11, 1997;

               (f) Liens to secure any of the Lender Obligations;

               (g) Liens to secure the Indebtedness of foreign Subsidiaries permitted by Section 9.01(h), provided that such liens are limited to the assets of foreign Subsidiaries;

               (h) Liens to secure the Indebtedness permitted by Section 9.01(e) and (j), provided that the liens are limited to the assets subject to the particular capitalized lease or fixed asset acquired with such Indebtedness; and

               (i) the existing liens set forth on Schedule 9.02 attached hereto.

        Nothing contained in this Section 9.02 shall permit Borrower or any Subsidiary to incur any Indebtedness or take any other action or permit to exist any other condition which would be in contravention of any other provision of this Agreement.

        Section 9.03 Investments. Have outstanding or hold or acquire or make or commit itself to acquire or make any Investment, including, without limitation, any Investment in any Affiliate, except the following:

               (a) Investments having a maturity of less than one year from the date thereof by Borrower or any Subsidiary in or consisting of:

                      (1) commercial paper rated at least P-1 by Moody's
               Investors Service, Inc., or at least A-1 by Standard & Poor's Corporation or similarly rated by any successor to either of such rating services;

                      (2) certificates of deposit, sweep accounts, time
               deposits, demand deposits, repurchase agreements, and Hedge Agreements of or with the Lender;

                      (3) certificates of deposit, time deposits and demand
               deposits of any United States financial institution having capital and surplus in excess of $100,000,000 and whose short-term debt is rated AA or better by Standard & Poor's Corporation or Aa2 or better by Moody's Investors Service, Inc., or similarly rated by any successor to either of such rating services; or

                      (4) obligations of the United States government or any
               agency thereof which are backed by the full faith and credit of the United States or any state thereof and which mature not more than one year from the date of acquisition thereof;

               (b) mutual funds that invest primarily in Investments described in Section 9.03(a);

               (c) Investments permitted in accordance with Section 9.06;

               (d) Investments in Borrower or any of its Subsidiaries;

               (e) Investments by foreign Subsidiaries of funds arising from such foreign Subsidiaries' operations;

               (f) Loans and advances to employees of the Borrower and the Guarantors in an aggregate amount not to exceed $1,000,000;

               (g) the existing Investments set forth on Schedule 9.03 attached hereto; and

               (h) Additional Investments in an aggregate amount not to exceed $100,000.

        Neither Borrower nor any of its Subsidiaries shall make any Investment permitted by this Section 9.03 unless immediately after such Investment there shall exist no Default.

        Section 9.04 Disposition of Assets. Sell, lease, assign or otherwise dispose of any assets (other than to Borrower or any of its Subsidiaries) without the prior written consent of the Lender, except the following:

               (a) Inventory or equipment sold, leased, assigned or otherwise disposed of in the ordinary course of business;

               (b) other assets (including product lines) of Borrower or any of its Subsidiaries disposed of at their fair market value, provided that
        (i) the aggregate fair market value of all such assets does not exceed $1,000,000 during any fiscal year, and (ii) such assets are disposed of at their fair market value; or

               (c) the Resale Facilities at their fair market values.

        Section 9.05 Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. Assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, by way of agreement, contingent or otherwise, to purchase, provide funds for payment, supply funds to or otherwise invest in any Person or otherwise assure the creditors of any such Person against loss) in connection with any Indebtedness of any other Person (other than the Borrower or any of its Subsidiaries), except for the following:

               (a) guaranties by endorsement of negotiable instruments for deposit or collection;

               (b) L/Cs issued by the Lender hereunder for the account of the Borrower or any Subsidiary;

               (c) Investments permitted by Section 9.03;

               (d) the Guaranty Agreements;

               (e) the existing guaranties listed on Schedule 9.05 hereto; and

               (f) Additional guaranties in an aggregate amount not to exceed $100,000.

        Section 9.06 Mergers and Acquisitions. Without the prior written consent of Lender, enter into any merger or consolidation with or acquire all of capital stock of or all or substantially all of the assets of any Person (whether in one transaction or in a series of transactions), except that:

               (a) any Guarantor may merge with Borrower, provided that Borrower is the surviving corporation;

               (b) any Guarantor may merge with any Guarantor;

               (c) Borrower or any of its Subsidiaries may merge with or acquire all of the capital stock of or all or substantially all of the assets of a Person, provided that:

                      (1) prior to and immediately after giving effect thereto,
               no Default (including under Section 8.07 and including under Article 7, assuming that the financial restrictions set forth in
               Article 7 are applied immediately after giving effect to such acquisition) shall exist;

                      (2) prior to and immediately after giving effect thereto,
               the amount available for Advances under Section 2.01 is equal to or greater than $5,000,000;

                      (3) the cost of such merger or acquisition as required to
               be reported on the books of Borrower or such Subsidiary in accordance with generally accepted accounting principles does not exceed $750,000;

                      (4) the cost of such merger or acquisition, plus the cost
               of all prior mergers or acquisitions made in accordance with this
               Section 9.06(c) during the same fiscal year, does not exceed $2,000,000;

                      (5) any Indebtedness issued in connection with such
               acquisition shall be Subordinated Indebtedness or otherwise permitted under this Agreement; and

                      (6) if such Person is acquired through the formation of or the purchase of outstanding capital stock of any Acquired Company (other than foreign Subsidiaries) and, unless the Lender, in its discretion, shall have determined that such Acquired Company is not significant to the business or operations of Borrower and its Subsidiaries, such Acquired Company shall become jointly and severally liable for all Lender Obligations by executing such instruments, agreements or other documents as the Lender may deem necessary or appropriate.

        Section 9.07 Payment of Obligations. Fail to make any payment on account of Borrowed Funds Indebtedness having an outstanding principal balance of $500,000 or more, now or hereafter incurred or owed by Borrower or any of its Subsidiaries, when such payment is due (after giving effect to any applicable grace periods) (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or fail to perform or observe any provision of any agreement or instrument relating to such Borrowed Funds Indebtedness and such failure shall permit the holder thereof to accelerate such Borrowed Funds Indebtedness, or fail to perform or observe any other material agreement to which Borrower or any of its Subsidiaries is a party or by which it or any of its properties is bound or affected, unless any of the foregoing failures shall be waived by the parties to such obligations; provided, however, that Borrower or any of its Subsidiaries may refuse to make any payment on account of Borrowed Funds Indebtedness other than Borrowed Funds Indebtedness owed to the Lender or to perform or observe any agreement or provision other than to the Lender, the validity or application of which is being contested in good faith by appropriate proceedings, if

               (a) Borrower or such Subsidiary has set aside reserves deemed by the independent certified public accountants of Borrower to be adequate for the payment, performance or observance of the Indebtedness or agreement or provision so contested; and

               (b) such contest does not endanger any rights or properties, the loss of which would have a material, adverse effect on the business properties or financial or other condition of Borrower and its Subsidiaries, taken as a whole.

        Section 9.08 ERISA.

               (a) At any time while Borrower or any of its Subsidiaries maintains a Pension Plan subject to Section 412 of the Code, (1) permit any accumulated funding deficiency to occur with respect to such Pension Plan, (2) not comply in all material respects with the provisions of ERISA and the Code which are applicable to the Pension Plans or (3) permit a lien under Section 4068 of ERISA to attach to the assets of Borrower or any of its Subsidiaries as a result of the voluntary or involuntary termination of a Pension Plan and a subsequent failure of Borrower or any of its Subsidiaries that is liable under Title IV of ERISA to pay termination liability to the Pension Benefit Guaranty Corporation; and

               (b) Withdraw or permit any Control Group Person (as such term is defined in ERISA) to withdraw, in whole or in part, from any Multiemployer Pension Plan so as to give rise to withdrawal liability exceeding $350,000 in the aggregate.

        Section 9.09 Restricted Payments. Make any Restricted Payment except that, to the extent available from Funds Available for Restricted Payments, the Borrower may:

               (a) make Distributions with respect of any shares of any class of capital stock of Borrower; and

               (b) make payments of principal or redeem Senior Notes or Subordinated Indebtedness,

        provided, however, that prior to and immediately after giving effect to any such Distribution or other payment, no Default (including under Section 8.07 and including under Article 7 assuming that the financial restrictions set forth in Article 7 are applied immediately after giving effect to such redemption) shall exist.

        Section 9.10 Transactions with Affiliates. Except for transactions expressly permitted in this Agreement, neither Borrower nor any of its Subsidiaries shall sell or transfer any assets to, or purchase or acquire any assets of, or otherwise engage in any material transaction with, any Affiliate (other than Borrower or its Subsidiaries) or any officer or director of Borrower or any of its Subsidiaries, except upon fair and reasonable terms comparable to those Borrower or its Subsidiaries could obtain or could become entitled to in an arm's-length transaction with a Person who was not any such Affiliate and except (i) the payment of management fees to Hyde Park

Holdings, Inc., Clifford Press, Laurence S. Levy and their affiliates in an aggregate amount of not more than $750,000 per fiscal year, and (ii) transactions pursuant to arrangements existing as of the date hereof described on Schedule 9.10 hereto and in Securities and Exchange Commission filings.

        Section 9.11 Agreements Restricting Pledge of Assets. Except as set forth in Schedule 9.11 hereto, neither Borrower nor any of its Subsidiaries shall enter into any agreement or instrument with any person that would prohibit Borrower or any of its Subsidiaries from pledging or granting a security interest in or lien on all or any of its assets to or in favor of the Lender as security for the Lender Obligations.

        Section 9.12 Payments in Respect of Subordinated Indebtedness. Neither Borrower nor any of its Subsidiaries shall make any payment in respect of Subordinated Indebtedness, except as expressly provided under the terms of the applicable subordination agreement among the holder of such Subordinated Indebtedness, the issuer of such Subordinated Indebtedness, and the Lender.

                   ARTICLE 10. EVENTS OF DEFAULT AND REMEDIES

        Section 10.01 Events of Default. Each of the following events shall be deemed to be Events of Default hereunder:

               (a) The Borrower shall fail to make any payment in respect of the principal of, or interest or fees on or in respect of, any of the Lender Obligations within five (5) days after the due date thereof, whether at the stated payment dates or by acceleration or otherwise;

               (b) The Borrower shall fail to perform or observe any of the terms, covenants, conditions or provisions of Article 7 or Sections 8.03, 8.05 or 9.07 hereof and such failure shall continue for a period of ten (10) days after written notice from the Lender to the Borrower;

               (c) Any material representation or warranty made or deemed made by the Borrower herein or in any other Lender Agreement or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

               (d) The Borrower shall fail to perform or observe any of the other terms, covenants, conditions or provisions to be performed or observed by the Borrower under this Agreement or any other Lender Agreement (other than as provided in paragraphs (a) through (c) of this Section), and such failure shall continue for a period of 30 days after written notice from the Lender to Borrower;

               (e) A Change in Control shall have occurred;

               (f) Borrower or any of its Subsidiaries shall be involved in financial difficulties as evidenced:

                      (1) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                      (2) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition;

                      (3) by the entry of an order for relief in any
               involuntary case commenced under said Title 11;

                      (4) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;

                      (5) by the entry of an order by a court of competent
               jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for all or a substantial part of its property and such order shall not be vacated or stayed on appeal or otherwise stayed within 60 days;

                      (6) by the filing of a petition against it under said
               Title 11 which shall not be vacated within 60 days; or

                      (7) by its making an assignment for the benefit of, or
               entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;

               (g) There shall have occurred a judgment against Borrower or any of its Subsidiaries in any court for an amount in excess of $500,000, and from which no appeal has been taken or with respect to which all appeal periods have expired, unless such judgment is, to the Lender's reasonable satisfaction, insured against in full (subject to applicable deductibles) or shall have been satisfied within sixty (60) days of occurrence or all appeal periods have expired; or

               (h) Any Guaranty of the Lender Obligations shall at any time after its execution and delivery and for any reason (except as a result of action of the Lender) cease to be in full force and effect, or shall be declared null and void, or the validity or enforceability thereof shall be contested or denied by such other party to such Guaranty.

        Section 10.02 Remedies. Upon the occurrence of an Event of Default, in each and every case, the Lender may proceed to protect and enforce the rights of the Lender hereunder and under applicable law, by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement or any other Lender Agreement or in any instrument delivered to the Lender pursuant hereto or thereto, or in aid of the exercise of any power granted in this Agreement, any Lender Agreement or any such instrument, including, without limitation, requiring that all outstanding L/Cs be fully cash collateralized, declaring all or any part of the unpaid balance of the Lender Obligations then outstanding to be forthwith due and payable, whereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived to the extent not prohibited by applicable law that may not be waived, and the Lender may proceed to enforce payment of such balance or part thereof in such manner as it may elect; provided that if there shall have occurred an Event of Default under Sections 10.01(f), the unpaid balance of the Lender Obligations shall automatically become due and payable and the Lender shall take any action it deems necessary or advisable to enforce payment of such balance and to protect and enforce the rights of the Lender hereunder and under applicable law.

        Section 10.03 Setoff. In addition to, and without limitation of, any rights of the Lender under applicable law, upon the occurrence of an Event of Default, any Indebtedness from the Lender to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Lender Obligations.

                    ARTICLE 11. WAIVERS; AMENDMENTS; REMEDIES

        Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement or in any other Lender Agreement to be given by the Lender may be given, and any term or condition of this Agreement or of any Lender Agreement may be amended, and the performance or observance by the Borrower of any term of this Agreement or any other Lender Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Lender only by written consent with respect thereto. No delay or omission on the Lender's part in exercising its rights and remedies against the Borrower or any other interested party shall constitute a waiver. The Lender's waiver of any breach by the Borrower in one or more instances shall not constitute or otherwise be an implicit waiver of subsequent breaches. To the extent not prohibited by applicable law which cannot be waived, and other than express notice requirements set forth herein, the Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive (a) all presentments, demands for performance, notices of nonperformance, protests, notices of protest and notices of dishonor in connection with any of the Indebtedness evidenced by the Note, (b) any requirement of diligence or promptness on the Lender's part in the enforcement of its rights under the provisions of this Agreement or any Lender Agreement, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law with respect to its liability (1) under this Agreement or in respect of the Indebtedness evidenced by the Note or any other Lender Obligation or (2) under any other Lender Agreement, except as may be expressly provided under such Agreement. No course of dealing between the Borrower and the Lender shall operate as a waiver of any of the Lender's rights under this Agreement or any Lender Agreement or with respect to any of the Lender Obligations. This Agreement shall be amended only by a written instrument executed by the Borrower and the Lender, making explicit reference to this Agreement. The Lender's rights and remedies under this Agreement and under all subsequent agreements between or among the Borrower and the Lender shall be cumulative and any rights and remedies expressly set forth herein shall be in addition to, and not in limitation of, any other rights and remedies which may be applicable to the Lender in law or at equity.

              ARTICLE 12. LIMITATION ON LIABILITY; INDEMNIFICATION

        Any instrument made by or transferred from the Borrower and released or endorsed by the Lender is without recourse against the Lender, and the Borrower agrees that the Lender is not responsible for the accuracy or authenticity of any such document. The Borrower agrees that the Lender does not have responsibility for any of the debts of the Borrower including, without limitation, claims for wages or claims for payment for material supplied to the Borrower. The Borrower shall defend the Lender against all claims that the Lender is responsible for any matter referred to in this Article 12. The Borrower shall indemnify the Lender and hold the Lender harmless in respect of all such claims.

                            ARTICLE 13. MISCELLANEOUS

        Section 13.01 Successors and Assigns. Whenever in this Agreement or in any other Lender Agreement, any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such Person; and all terms and provisions of this Agreement and any of the other Lender Agreements, including all covenants, promises and agreements by or on behalf of the Borrower, a Guarantor or the Lender, shall be binding upon and inure to the benefit of the Borrower, such Guarantor and the Lender and their respective permitted successors and assigns. The Borrower authorizes the Lender to disclose to any permitted purchaser or prospective permitted purchaser of any interest (including a participation interest) in any Lender Obligations any financial or other information pertaining to Borrower or its Subsidiaries; provided that such purchaser or prospective purchaser has agreed to comply with the provisions of
Section 13.03 with respect to such information.

        Section 13.02 Assignments and Participations. Neither the Borrower nor any of the Guarantors may assign any of its rights or obligations under this Agreement, the Note or any other Lender Agreement, without the prior written consent of the Lender. The Lender may, without the prior written consent of Borrower, assign, sell, participate, transfer or otherwise dispose of any portion of its interests, rights and obligations under this Agreement and the other Lender Agreements; provided, however, that the Lender maintains a Commitment of at least $5,000,000.

        Section 13.03 Confidentiality. The Lender agrees to hold confidential all non-public information which it may receive from or with respect to Borrower and its Subsidiaries pursuant to this Agreement or any other Lender Agreement, except for disclosure to (a) legal counsel, accountants, and other professional advisors to the Lender who agree to keep such information confidential, (b) as required by law, regulation, or legal process, (c) in connection with any legal proceeding to which the Lender is a party, and (d) a permitted assignee or participant who agrees to comply with this Section 13.03.

        Section 13.04 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the execution of this Agreement and the delivery of the Note and the making of the Advances herein contemplated.

        Section 13.05 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, the Lender shall not be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

        Section 13.06 Notices. All notices and other communications made or required to be given pursuant to this Agreement shall be in writing. Any notice, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address or
(b) in the case of a letter, five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

\                     (1)    If to the Lender, as follows:

                             FLEET NATIONAL BANK
                             One Federal Street
                             Mail Code: MAOFD04G
                             Boston, Massachusetts  02110
                             Telephone #:  (617) 346-0512
                             Telecopier #:  (617) 346-4741
                             Attention: Ruben V. Klein, Vice President

                             With a copy to:

                             Goodwin, Procter & Hoar  LLP
                             Exchange Place
                             53 State Street
                             Boston, Massachusetts  02109-2881
                             Telephone #:  (617) 570-1000
                             Telecopier #:  (617) 523-1231
                             Attention:  Jon D. Schneider, P.C.

                      (2)    If to the Borrower, as follows:

                             HIGH VOLTAGE ENGINEERING CORPORATION
                             401 Edgewater Place, Suite 680
                             Wakefield, MA  01880-6210
                             Telephone #: (617) 224-1001
                             Telecopier #: (617) 224-1011
                             Attention:  Joseph W. McHugh, Jr.,
                                         Chief Financial Officer

                             With a copy to:

                             Bingham, Dana & Gould
                             150 Federal Street
                             Boston, Massachusetts  02110
                             Telephone #:  (617) 951-8000
                             Telecopier #:  (617) 951-8736
                             Attention:  Michael O'Brien, Esq.


        Section 13.07 Entire Agreement. This Agreement and the documents and other materials contemplated hereby constitute the entire agreement of the Borrower and the Lender and express their entire understanding with respect to credit advanced or to be advanced by the Lender to the Borrower.

        Section 13.08 Governing Law. This Agreement shall be governed by and construed and enforced under the internal laws (and not the law of conflicts) of The Commonwealth of Massachusetts, but giving effect to federal laws applicable to national banks. The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or Massachusetts state court sitting in Boston in any action or proceedings arising out of or relating to any Lender Agreements and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court.

        Section 13.09 Headings. Section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

        Section 13.10 Counterparts. This Agreement and amendments to it may be executed in several counterparts, each of which shall be an original. The several counterparts shall constitute a single Agreement.

        Section 13.11 Bank Holidays. Whenever any payment to be made under this Agreement shall become due on a day on which the Lender is required or permitted by law to remain closed, such payment may be made on the next succeeding Banking Day on which the Lender is open, and such extension shall be included in computing the interest in connection with such payment.

        Section 13.12 Expenses; Indemnification. The Borrower shall reimburse the Lender for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Lender) paid or incurred by the Lender in connection with (i) the preparation, review, execution, delivery, administration, amendment, modification or administration of this Agreement and any of the other Lender Agreements and related instruments and documents and (ii) the Lender's due diligence review of the Borrower and its Subsidiaries, including the Lender's field examinations of the books, records, accounts and inventory of the Borrower and its Subsidiaries, including PHI. The Borrower shall reimburse the Lender for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Lender, which attorneys may be employees of the Lender, as the case may be) paid or incurred by the Lender in connection with the collection and enforcement of this Agreement and any of the other Lender Agreements and related instruments and documents. The Borrower further agrees to indemnify the Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Lender is a party thereto) which any of them may pay or incur in connection with litigation or investigation of, against or involving Borrower or any of its Subsidiaries arising out of or relating to (A) this Agreement, (B) the other Lender Agreements, (C) the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any loan hereunder (other than litigation commenced by Borrower or any of its Subsidiaries against the Lender which seeks enforcement of the rights of Borrower or any of its Subsidiaries hereunder or under any Lender Agreement which litigation is resolved by the entry of an order, decree or judgment from a court of competent jurisdiction in favor of Borrower or its Subsidiaries and adverse to the Lender), or (D) the Borrower's proposed acquisition of TVM Group, Inc. and its subsidiaries, provided that the Lender shall not be indemnified hereunder for any loss, claim, damage, penalty, judgment, liability or expense resulting from its gross negligence or wilful misconduct. The obligations of the Borrower under this
Section 13.12 shall survive the termination of this Agreement. The Borrower also agrees to pay all stamp and other taxes in connection with the execution and delivery of this Agreement and related instruments and documents.

        Section 13.13 Severability of Provisions. Any provision in any Lender Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions of such Lender Agreement in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Lender Agreements are declared to be severable.

        Section 13.14 Nonliability of Lender. The relationships between the Borrower and the Lender shall be solely that of borrower and lender. The Lender shall have no fiduciary responsibilities to the Borrower. The Lender undertake no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's businesses or operations.

        Section 13.15 Schedules. Each reference herein to a particular Schedule hereto shall be deemed to refer to such Schedule as updated from time to time by the Borrower and delivered to the Lender.

        Section 13.16 Term of Agreement. This Agreement shall terminate whenever all of the following conditions shall have been met: (i) all principal and interest on all Advances and all other amounts due and payable under this Agreement have been paid and discharged in full, (ii) all L/Cs and other financial accommodations provided by the Lender under this Agreement shall have been terminated or an indemnity provided in a form acceptable to the Lender,
(iii) the Borrower shall have no further right to borrow under this Agreement; and (iv) the Borrower shall have provided the Lender with a general release in form acceptable to the Lender. Until each of the foregoing contributions are satisfied, the Lender shall have no obligation to release financing statements or guarantees or return any other collateral securing the obligations of the Borrower to the Lender. The provisions of this Article 13 shall survive termination of this Agreement.

        Section 13.17 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE BORROWER HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT TO ANY ISSUE, CLAIM, DEMAND, ACTION, CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE NOTE OR ANY OTHER LENDER AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OF THE LENDER OBLIGATIONS OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE BORROWER OR THE LENDER IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. The Borrower acknowledges that it has been informed by the Lender or its authorized representatives that the provisions of this Section constitute a material inducement upon which the Lender are relying and will rely in making the Advances and other credit extensions from time to time under this Agreement and any other present or future agreement relating to the Lender Obligations. The Lender or its authorized representatives may file an original counterpart or a copy of this Section with any court as written evidence of consent by the Borrower to the waiver of the right to trial by jury.

                                  [END OF TEXT]

        IN WITNESS WHEREOF, the Borrower and the Lender have caused this Credit Agreement to be executed by their proper and duly authorized officers as of the date first written above.


                                          "BORROWER"

                                          HIGH VOLTAGE ENGINEERING CORPORATION

                                               /s/ Joseph W. McHugh, Jr.
                                          --------------------------------------
                                          By:      Joseph W. McHugh, Jr.
                                          Title:   Chief Financial Officer


                                          "LENDER"

                                          FLEET NATIONAL BANK

                                                   /s/ Ruben Klein
                                          --------------------------------------
                                          By:      Ruben Klein
                                          Title:   Vice President

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE

$25,000,000                                                 August 8 1997

        FOR VALUE RECEIVED, the undersigned HIGH VOLTAGE ENGINEERING CORPORATION, a Massachusetts corporation (the "Company"), hereby promises to pay to the order of FLEET NATIONAL BANK ("FLEET"), in lawful money of the United States of America in immediately available funds at its office at One Federal Street, Boston, Massachusetts 02110, the principal sum of Twenty-Five Million Dollars ($25,000,000) or such lesser sum as may from time to time be outstanding under the terms of a Credit Agreement between the Company and FLEET of even date herewith (the "Credit Agreement").

        The Company promises to pay interest on the unpaid principal balance at the rates and at the times provided in the Credit Agreement. This Note may be prepaid only in accordance with the terms of the Credit Agreement.

        This Note will become due and payable at the Maturity Date (as defined in the Credit Agreement) and earlier upon the occurrence of an Event of Default (as defined in the Credit Agreement). The undersigned agrees to pay all reasonable legal fees and other costs of collection of this Note as set forth in the Credit Agreement.

        No delay or omission on the part of the holder in exercising any right hereunder shall operated as a waiver of such right, nor shall any waiver on one occasion be deemed to be an amendment or waiver of any such right with respect to any future occasion. The undersigned and any and every endorser and guarantor of this Note regardless of the time, order or place of signing hereby waives presentment, demand, protest and notice of every kind and assents to any one or more indulgences, to any substitution, exchange or release of collateral (if at any time there be available collateral to the holder of this Note) and to the addition or release of any other party or persons primarily or secondarily liable.

        This Note shall be governed and construed under the laws of the Commonwealth of Massachusetts and shall be deemed to be under seal.

                              HIGH VOLTAGE ENGINEERING CORPORATION


                              By:
                                 ----------------------------------
                                  Name
                                  Title:
WITNESS:

----------------------------

                                    EXHIBIT B
                         FORM OF COMPLIANCE CERTIFICATE

Fleet National Bank
One Federal Street
Boston, MA 02110
ATTN: Ruben V. Klein

Ladies and Gentlemen:

        Pursuant to the provisions of that certain Credit Agreement dated as of August 8, 1997 (the "Agreement"), between Fleet National Bank (the "Lender") and High Voltage Engineering Corporation (the "Company"), the undersigned hereby certifies as follows:

        1. The representations and warranties contained in Article 5 of the Agreement are true and correct on and as of the date hereof as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date and except for changes which are not in the aggregate materially adverse to the Lender);

        2. Since the end of the last fiscal year, neither the business nor assets nor the condition, financial or otherwise, of the Company has been adversely affected in any material manner [except describe];

        3. Except as set forth in the documents attached hereto and except as heretofore disclosed in a previous Compliance Certificate, there has been no change in the charter documents of the Company as certified to the Lender at closing;

        4. The financial statements submitted herewith are in compliance with the applicable provisions of Section 6.01 of the Agreement and have been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the Base Financial Statement furnished to the Lender, present fairly the information contained therein and the financial condition of the Company, and are correct in all material respects, subject in the case of interim statements to normal year-end adjustments and absence of certain footnotes required under generally accepted accounting principles [except describe];

        5. The undersigned has reviewed the provisions of the Agreement and there is no Event of Default thereunder, and no condition which, with the passage of time or giving of notice or both, would constitute an Event of Default thereunder [except describe];

        6. Attached hereto are calculations demonstrating that, based upon the financial statements of the Company submitted herewith, the Company is in compliance with all applicable financial covenants; and

        7. Except as set forth in the documents attached hereto, there has been no change in the chief executive officer or other places of business of the Company or any of the Guarantors since the last Compliance Certificate.

        Terms defined in the Agreement and not otherwise expressly defined herein or in the Schedule attached hereto are used herein or therein with the meanings so defined in the Agreement.

        In witness whereof, the undersigned has executed this Certificate on the _____ day of ____________________, 199_.


                                            By:
                                               ---------------------------------
                                               Name: Joseph W. McHugh, Jr.
                                               Title:Chief Financial Officer

                                   SCHEDULE A

                            To Compliance Certificate

             Financial Covenant Compliance Computations as of*

1.  Section 7.01  Maximum Total Leverage Ratio of Borrower
                  and its Subsidiaries on a Consolidated Basis

                  Borrowed Funds Indebtedness =      $____________
                  EBITDA =                           $____________

                  The radio of the aggregate principal amount of all Borrowed Funds Indebtedness outstanding to EBITDA for the twelve-month period ending [date of last Fiscal quarter] is ______:1.0 which does not exceed ______:1.0 as required by Section 7.01


2.  Section 7.02  Total Fixed Charge Coverage Ratio of Borrower
                  and its Subsidiaries on a Consolidated Basis

                  Cash Flow =                        $____________
                  Fixed Charges =                    $____________

                  The ratio of Cash Flow to Fixed Charges is ______:1.0 which is not less than ____:1.0 as required by Section 7.02

----------
      *     Insert date of most recently completed fiscal quarter